Exhibit 10.5

CONFIDENTIAL TREATMENT REQUESTED	EXECUTION VERSION
UNDER 17 C.F.R §§ 200.80(b)4, AND 240.24b-2

CALL OPTION AGREEMENT

BY AND AMONG

ISIS PHARMACEUTICALS, INC.,

IBIS BIOSCIENCES, INC.

AND

ABBOTT MOLECULAR INC.

January 30, 2008

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CALL OPTION AGREEMENT

THIS CALL OPTION AGREEMENT (this “Agreement”) is made and entered into as of this 30th day of January 2008, by and among Isis Pharmaceuticals, Inc., a Delaware corporation (“Isis”), Ibis Biosciences, Inc., a Delaware corporation (“Ibis”), and Abbott Molecular Inc., a Delaware corporation (“AMI”).  Isis, Ibis and AMI are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”

RECITALS

WHEREAS, on the date hereof, the Parties have entered into a Strategic Alliance Master Agreement (the “Master Agreement”) and certain other Investment Documents, pursuant to which, among other things, AMI has acquired the Shares from Ibis;

WHEREAS, in connection with the transactions contemplated by the Investment Documents, Isis has agreed to grant an option to AMI and AMI has agreed to acquire from Isis an option for AMI to acquire all of the Capital Stock (other than the Shares (and the Additional Shares if AMI elects to acquire the Additional Shares pursuant to the Stock Subscription Agreement)) of Ibis (the “Optioned Stock”) from Isis on the terms set forth in this Agreement and the Acquisition Agreement;

WHEREAS, in connection with the transactions contemplated by the Investment Documents, Ibis has agreed to grant a subscription right to AMI and AMI has agreed to acquire from Ibis a subscription right to subscribe for and acquire the Additional Shares from Ibis on the terms set forth in this Agreement and the Stock Subscription Agreement; and

WHEREAS, the execution and delivery of this Agreement by Isis and Ibis is a material inducement for AMI to enter into the Master Agreement and to acquire the Shares.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Master Agreement.  In addition to the terms defined elsewhere herein and in the Master Agreement, the following terms when used in this Agreement have the following meanings:

“Acquisition Agreement” means the form of Stock Purchase Agreement attached hereto as Exhibit A.

“Call Option Expiration Date” means 5:00 p.m. (Pacific Time) on the date the Call Option expires pursuant to the terms hereof, which, subject to Section 3.1, Section 3.2, Section 3.3 and Section 3.4, shall be December 31, 2008.

“Call Period” means the period of time commencing on the date hereof and ending on the Call Option Expiration Date.

“Cut-Off Date” means, subject to Section 3.2, 5:00 p.m. (Pacific Time) on July 31, 2008.

“Stock Subscription Agreement” means the form of Stock Subscription Agreement attached hereto as Exhibit B.

ARTICLE II

GRANT OF CALL OPTION; SUBSCRIPTION RIGHTS

Section 2.1             Grant of Option.  Subject to the terms set forth in this Agreement, Isis hereby grants to AMI, and AMI hereby acquires from Isis, an exclusive option, in AMI’s sole discretion (the “Call Option”), to purchase the Optioned Stock on the terms set forth in this Agreement and in the Acquisition Agreement.

Section 2.2             Subscription Right.  Subject to the terms set forth in this Agreement, Ibis hereby grants to AMI, and AMI hereby acquires from Ibis the exclusive right, in AMI’s sole discretion (the “Subscription Right”), to subscribe for and purchase the Additional Shares on the terms set forth in this Agreement and in the Stock Subscription Agreement for an aggregate purchase price of $20,000,000.

Section 2.3             Purchase Price.  The “Transaction Value” for the Optioned Stock shall be equal to (a) either (i) One Hundred Seventy Five Million and No/100 Dollars ($175,000,000.00) if AMI has exercised the Subscription Right and acquired the Additional Shares or (ii) One Hundred Ninety Five Million and No/100 Dollars ($195,000,000.00) if AMI has not exercised the Subscription Right (the “Base Purchase Price”) plus (b) the Milestone Adjustments (as defined below), if any.

Section 2.4             Milestone Adjustments.  If AMI, in good faith, determines that the [***] Milestone (as set forth in Exhibit C hereto) has been reached prior to AMI’s delivery to Isis of the Option Notice or Isis’ delivery to AMI of the Purchase Offer Notice (as defined below), as the case may be, then:

(a)   if AMI, in good faith, also determines that the [***] Milestone (as set forth in Exhibit C hereto) has been reached as of the date of the Option Notice or the Purchase Offer Notice, as the case may be, then the Transaction Value shall be increased by [***] (the “[***] Milestone Adjustment”);

(b)   if AMI, in good faith, also determines that the [***] Milestone (as set forth in Exhibit C hereto) has been reached as of the date of the Option Notice or the Purchase Offer

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Notice, as the case may be, then the Transaction Value shall be increased by [***] (the “[***] Milestone Adjustment”); and

(c)   if AMI, in good faith, also determines that the [***] Milestone (as set forth in Exhibit C hereto) has been reached as of the date of the Option Notice or the Purchase Offer Notice, as the case may be, then the Transaction Value shall be increased by [***] (the “[***] Milestone Adjustment” and, together with the [***] Milestone Adjustment and the [***] Milestone Adjustment, the “Milestone Adjustments”).

The Milestone Adjustments shall not, under any circumstances, exceed Fifteen Million and No/100 Dollars ($15,000,000.00) in the aggregate, and the Transaction Value shall not, under any circumstances, exceed, in the aggregate (1) One Hundred Ninety Million and No/100 Dollars ($190,000,000.00) if AMI has exercised the Subscription Right and acquired the Additional Shares or (2) Two Hundred Ten Million and No/100 Dollars ($210,000,000.00) if AMI has not exercised the Subscription Right.

ARTICLE III

EXERCISE OF OPTION

Section 3.1             Exercise of Call Option.

(a)   AMI, in its sole discretion at any time prior to the Call Option Expiration Date, may exercise the Call Option by executing and delivering to Isis the Option Notice attached hereto as Exhibit D (the “Option Notice”).  If AMI exercises the Call Option in accordance with this Section 3.1, then in the Option Notice AMI shall instruct Isis and Ibis to execute and deliver to AMI, promptly upon receipt of the Option Notice, the Acquisition Agreement and the Disclosure Schedules thereto (which shall be the most recent Disclosure Schedules delivered by Isis pursuant to Section 3.6(a), unless otherwise agreed to by the Parties in writing).

(b)   If the Disclosure Schedules attached to the Acquisition Agreement executed and delivered by Isis and Ibis pursuant to Section 3.1(a) are the most recent Disclosure Schedules delivered by Isis pursuant to Section 3.6(a), then the Call Option shall automatically expire if AMI, in its sole discretion, does not execute and deliver the Acquisition Agreement to Isis within five (5) Business Days after AMI’s receipt of the executed Acquisition Agreement.

(c)   If the Disclosure Schedules attached to the Acquisition Agreement executed and delivered by Isis and Ibis pursuant to Section 3.1(a) are not the most recent Disclosure Schedules delivered by Isis pursuant to Section 3.6(a), then the Call Option shall automatically expire if AMI, in its sole discretion, does not execute and deliver the Acquisition Agreement to Isis on or prior to the later of (i) the date that is one month after AMI’s receipt of the executed Acquisition Agreement and (ii) the Call Option Expiration Date (which, in this instance, subject to Section 3.3 and Section 3.4, is December 31, 2008).

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Section 3.2             Exercise of Subscription Right.

(a)   AMI, in its sole discretion at any time prior to the Cut-Off Date, may exercise the Subscription Right by providing written notice to Isis.  If AMI exercises the Subscription Right in accordance with this Section 3.2, then, promptly upon receipt of notice from AMI, Ibis and Isis shall execute and deliver to AMI the Stock Subscription Agreement and the Disclosure Schedules thereto (which shall be the most recent Disclosure Schedules delivered by Isis pursuant to Section 3.6(a), unless otherwise agreed to by the Parties in writing).

(b)   If the Disclosure Schedules attached to the Stock Subscription Agreement executed and delivered by Isis and Ibis pursuant to Section 3.2(a) are the most recent Disclosure Schedules delivered by Isis pursuant to Section 3.6(a), then the Subscription Right and the Call Option shall automatically expire if AMI, in its sole discretion, does not execute and deliver the Stock Subscription Agreement to Isis within five (5) Business Days after AMI’s receipt of the executed Stock Subscription Agreement.

(c)   If the Disclosure Schedules attached to the Stock Subscription Agreement executed and delivered by Isis and Ibis pursuant to Section 3.2(a), above are not the most recent Disclosure Schedules delivered by Isis pursuant to Section 3.6(a), then the Subscription Right and the Call Option shall automatically expire if AMI, in its sole discretion, does not execute and deliver the Stock Subscription Agreement and acquire the Additional Shares on or prior to August 31, 2008.

(d)   Subject to Section 3.2(a), Section 3.2(b) and Section 3.2(c), in the event that Isis or Ibis or any of their respective Representatives receives a Purchase Offer within [***] of the Cut-Off Date, then the Cut-Off Date shall be the Call Acceleration Date.

Section 3.3             Call Option Extension.  If the [***] Milestone has not been met on or before [***], then AMI, in its sole discretion and without the payment of any additional consideration, may elect to extend the Call Option Expiration Date to June 30, 2009, by providing written notice to Ibis at any time prior to 11:59 p.m. (Pacific Time) on [***]

Section 3.4             Call Option Acceleration.

(a)   If, during the Call Period, Isis or Ibis or any of their respective Representatives receives a Purchase Offer, then Isis shall, within [***] after such receipt, notify AMI in writing of such Purchase Offer, setting forth in such notice (the “Purchase Offer Notice”) [***] and indicating therein whether, assuming that the conditions in Section 3.4(b) have been met, it intends to pursue such Purchase Offer.

(b)   If (i) the Purchase Offer is from an unaffiliated third party and is unsolicited, bona fide and in writing, (ii) the [***], (iii) AMI has not exercised the Call Option, (iv) the consummation of the Purchase Offer would result in AMI [***] in exchange for the surrender of the Shares and, if AMI has exercised the Subscription Right and acquired the Additional Shares, [***] in exchange for the surrender of the Additional Shares and (v) in such Purchase Offer Notice, Isis indicates that it desires to pursue the Purchase Offer, then the Call Option Expiration Date shall accelerate to the date which is [***] days (the “Call Acceleration Date”) from the date on which AMI receives such Purchase Offer Notice.

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(c)   At any time prior to 5:00 p.m. (Pacific Time) on the Call Acceleration Date, AMI shall have the right, in its sole discretion, to exercise the Call Option for either (i) [***], or (ii) [***]; provided that, if AMI, in its sole discretion, elects option (ii) above, the Acquisition Closing shall be consummated [***].  If AMI does not exercise the Call Option prior to 5:00 p.m. (Pacific Time) on the Call Acceleration Date, then the Call Option shall expire.

(d)   If Isis or Ibis (as applicable) fails to consummate the transactions contemplated by such Purchase Offer on terms no less favorable to Isis or Ibis (as applicable) than those indicated in the Purchase Offer Notice within [***] days from the date of the Purchase Offer Notice (the “Purchase Offer Termination Date”), then (i) Isis and Ibis shall be prohibited from pursuing the Purchase Offer, (ii) the Call Option shall be reinstated, (iii) the Call Period shall be extended automatically to the date that is the later of (A) [***] days after the Purchase Offer Termination Date and (B) [***] days after the Call Option Expiration Date (giving effect to any extensions thereof, but disregarding any acceleration of such date pursuant to Section 3.4(b)) and (iv) during the Call Period, Isis and Ibis shall not be permitted to entertain any subsequent offers from the third party that submitted such Purchase Offer.

Section 3.5             Effect of Expiration and Termination of Call Option, Subscription Right. After (a) the Call Option Expiration Date (subject to Section 3.4(d)) or (b) if AMI exercises the Call Option, (i) the termination of the Acquisition Agreement in accordance with its terms or (ii) the Acquisition Closing, (A) this Agreement shall terminate automatically and the Call Option and Subscription Right shall be null and void and of no further force or effect without any further action by the Parties and (B) Isis, Ibis and AMI shall have no further rights or obligations under this Agreement.  Except as expressly set forth in any Investment Document, the expiration of the Call Period shall not affect the rights and obligations of any of the parties hereto and thereto.

Section 3.6             Call Option Exercise and Subscription Right Exercise Preparation.

(a)   AMI may, in connection with its good faith determination whether to exercise in its sole discretion the Subscription Right or the Call Option, request that Isis deliver the Disclosure Schedules to the Stock Subscription Agreement or the Acquisition Agreement, as the case may be, to AMI and, thereafter, Isis shall, as soon as reasonably possible, deliver to AMI the Disclosure Schedules to the Stock Subscription Agreement or the Acquisition Agreement, as the case may be, together with a certification of an authorized signatory of Isis that the representations and warranties set forth in the Stock Subscription Agreement or the Acquisition Agreement, as the case may be, as qualified by the Disclosure Schedules, are true and correct in all respects as of the date of delivery to AMI.  In any event, Isis shall deliver the Disclosure Schedules to the Stock Subscription Agreement to AMI no later than June 30, 2008.

(b)   Isis and Ibis shall reasonably cooperate with AMI to (i) obtain all necessary waivers, consents and approvals and (ii) effect all necessary registrations, filings and submissions that may be required in connection with the consummation of the transactions contemplated by the Transaction Documents, including, but not limited to, A) filings under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended and any other submissions requested by the Federal Trade Commission or Department of Justice and (B) such filings,

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consents, approvals, orders, registrations and declarations as may be required under the Laws of any foreign country.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1             Assignment.  No Party hereto may assign this Agreement or its rights and obligations hereunder without the prior written consent of the other Parties; provided, that AMI may (i) designate one or more of its Affiliates to exercise the Call Option or Subscription Right hereunder or to receive title to the Optioned Stock or Additional Shares by providing written notice to Ibis at any time prior to the Acquisition Closing or the acquisition of the Additional Shares and (ii) assign its rights and obligations hereunder in connection with a Change of Control of AMI; provided further that Isis may assign its rights and obligations in connection with a Change of Control of Isis if such Transfer involves all of the Capital Stock of Ibis that is owned by Isis and the surviving or acquiring entity assumes all of Isis’ obligations under the Investment Documents.

Section 4.2             Notices.  All notices or other communications that are required or permitted under this Agreement will be in writing and delivered personally with acknowledgement of receipt, sent by facsimile or other electronic means (and promptly confirmed by personal delivery, registered or certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Ibis, to:	Ibis Biosciences Inc. 1896 Rutherford Road Carlsbad, California 92008 Attn: President Facsimile Number: (760) 603-4653

If to Isis, to:	Isis Pharmaceuticals, Inc. 1896 Rutherford Road Carlsbad, California 92008 Attn: Chief Financial Officer Facsimile Number: (760) 603-4650

with a copy to:	Isis Pharmaceuticals, Inc. 1896 Rutherford Road Carlsbad, California 92008 Attn: General Counsel Facsimile Number: (760) 268-4922

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If to AMI, to:

Abbott Laboratories
Corporate Transactions and Medical Products Legal Operations
Dept. 322, Bldg. AP6A
100 Abbott Park Road
Abbott Park, Illinois 60064-6010
Attn: Vice President and Associate General Counsel
Facsimile Number: (847) 938-1206

with a copy to:	Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601 Attn:R. Scott Falk, P.C. Facsimile Number: (312) 861-2200

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith.  Any such communication will be deemed to have been given (i) when delivered on a Business Day, if personally delivered or sent by facsimile or other electronic means (subject to confirmation of such delivery), on such Business Day, (ii) when delivered other than on a Business Day, if personally delivered or sent by facsimile or other electronic means (subject to confirmation of such delivery), on the first Business Day after dispatch, (iii) on the first Business Day after dispatch, if sent by nationally-recognized overnight courier, and (iv) on the third Business Day following the date of mailing, if sent by mail.  It is understood and agreed that this Section 4.2 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

Section 4.3             Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties.  No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation of a contract and each such Party forever waives any such defense.

Section 4.4             Amendment.  This Agreement may be amended or modified, and the rights and obligations of the Parties under this Agreement may be waived, only upon the written consent of each Party.

Section 4.5             Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the

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application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties hereto.  The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 4.6             Remedies Cumulative.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

Section 4.7             Governing Law; Alternative Dispute Resolution.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.  The Parties agree that any dispute arising from or relating to this Agreement shall be exclusively resolved by the Alternative Dispute Resolution procedures set forth in Exhibit D to the Master Agreement, the result of which shall be binding upon the Parties.

Section 4.8             Rules of Construction.  The Parties acknowledge and agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  When the context so requires the word “or” when used herein shall mean “and/or.”  All pronouns contained herein, and any variations thereof, will be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the Parties may require.

Section 4.9             Further Assurances.  Each of the Parties to the Agreement shall use commercially reasonable efforts to effectuate the transactions contemplated hereby.  Each Party hereto, at the reasonable request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

*   *   *   *   *

[Remainder of page intentionally left blank; Signatures on following page]

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IN WITNESS WHEREOF, Isis, Ibis and AMI each have caused this Call Option Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives.

ISIS:

ISIS PHARMACEUTICALS, INC.

By:	/s/ B. Lynne Parshall
Name:	B. Lynne Parshall
Title:	COO & CFO

IBIS:

IBIS BIOSCIENCES, INC.

By:	/s/ Michael J Treble
Name:	Michael J Treble
Title:	President

AMI:

ABBOTT MOLECULAR INC.

By:	/s/ Stafford O’Kelly
Name:	Stafford O’Kelly
Title:	President

SIGNATURE PAGE TO CALL OPTION AGREEMENT

EXHIBIT A

STOCK PURCHASE AGREEMENT

by and among

IBIS BIOSCIENCES, INC.,

ISIS PHARMACEUTICALS, INC.

and

ABBOTT MOLECULAR INC.

Dated:

[                      ,             ]

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8.10	Access to Books and Records	53
8.11	Employee and Related Matters	53
8.12	Consolidated Return	55
8.13	Isis Intellectual Property License	55

Section 9.	Termination	56
9.1	Termination	56
9.2	Effect of Termination	56

Section 10.	Miscellaneous	56
10.1	No Third Party Beneficiaries	56
10.2	Entire Agreement	56
10.3	Successors and Assigns	57
10.4	Counterparts	57
10.5	Headings	57
10.6	Notices	57
10.7	Governing Law	58
10.8	Alternative Dispute Resolution Procedure	59
10.9	Amendments and Waivers	59
10.10	Delays or Omissions	59
10.11	Incorporation of Exhibits and Schedules	59
10.12	Construction	60
10.13	Remedies	60
10.14	Severability	60
10.15	No Other Compensation	60

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this [    ] day of [                ,           ], by and among Isis Pharmaceuticals, Inc., a Delaware corporation (“Isis”), Ibis Biosciences, Inc., a Delaware corporation and majority owned subsidiary of Isis (“Ibis”), and Abbott Molecular Inc., a Delaware corporation (“AMI”) and Affiliate of Abbott Laboratories, an Illinois corporation (“Abbott”).  AMI, Ibis and Isis are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, on January 30, 2008, the Parties entered into the Master Agreement, the Call Option Agreement and the Investor Rights Agreement, pursuant to which, among other things, AMI acquired the Shares and the Call Option for an aggregate purchase price of $20,000,000;

[WHEREAS, on [                      ], 2008, the Parties entered into the Stock Subscription Agreement, pursuant to which, among other things, AMI acquired the Additional Shares for an aggregate purchase price of $20,000,000;]

WHEREAS, Isis owns 1,000,000 shares of Ibis’ Common Stock (the “Remaining Shares”);

WHEREAS, on [                ] [200    ], pursuant to the terms of the Call Option Agreement, AMI exercised the Call Option, electing to acquire the Remaining Shares pursuant to the terms hereof; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, Isis desires to sell to AMI and AMI desires to acquire from Isis the Remaining Shares.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.              DEFINITIONS.  Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in this Section 1.

(a)           “Abbott Transaction Team” means the individuals listed on Schedule 1(a).

(b)           [“Additional Shares” means 114,250 shares of Common Stock acquired by AMI pursuant to the Stock Subscription Agreement, as may be held from time to time by AMI and its permitted assigns, which, together with the Shares, represent approximately 18.6% of the issued and outstanding Common Stock.]

(c)           “Affiliate” of an entity means any other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first entity.  For purposes of this definition only, “control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities or by Contract relating to voting rights or corporate governance; provided, that (i) with respect to AMI and Abbott, the term “Affiliate” shall specifically exclude [***] and (ii) with respect to Isis, the term “Affiliate” shall specifically exclude [***].

(d)           “Applicable Law” or “Law” means all applicable common law, laws, constitutional provisions, ordinances, statutes, rules, regulations, administrative rulings, executive orders and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including but not limited to any applicable rules, regulations, guidelines, or other requirements of Governmental Authorities that may be in effect from time to time.

(e)           “Applicable Rate” means as of any particular date, the prime rate as quoted in the Money Rates Section of The Wall Street Journal, plus [***]%.

(f)            [***]

(g)           “Business” means researching, developing, manufacturing, selling, marketing, distributing and using a system, process or reagents for the identification and/or quantitation of nucleic acids or the performance of services relating to any of the foregoing, as conducted by Ibis or by Isis, with respect to the Division, on and prior to the Closing Date.

(h)           “Business Day” means any day other than a Saturday, Sunday, or a day on which the banks in Chicago, Illinois are authorized or obligated by Law to close.

(i)            “Call Option” has the meaning ascribed to such term in the Call Option Agreement.

(j)            “Call Option Agreement” means that certain Call Option Agreement, dated as of the Investment Date, by and among Isis, Ibis and AMI.

(k)           “Capital Stock” means all capital stock, equity or controlling interests and other securities in an issuer, including, without limitation, options, warrants, depositary receipts, stock appreciation or phantom stock rights or other agreements or undertakings, including stock or securities convertible or exchangeable for any shares of capital stock, equity or controlling interests or other securities in an issuer or containing any profit participation features or pursuant to which such issuer is or could be bound to issue or repurchase any capital stock, equity or controlling interests or other securities.

(l)            “Change of Control” means, with respect to any Person, the occurrence of (i) any consolidation or merger of such Person with or into any other Person, or any other corporate reorganization or transaction (including the acquisition of Capital Stock of such Person (or any rights to acquire, or securities convertible into or exchangeable for, any such Capital Stock)), whether or not such Person is a party thereto, in which the stockholders or equity-holders of such Person or other Persons controlling such Person immediately prior to such consolidation, merger, reorganization or transaction, own Capital Stock either (A) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of such Person or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (B) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors or equivalent governing body of such Person or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) a sale, lease, license or other disposition of all or a material portion of the assets of such Person.

(m)          “Claim” means any claim, lawsuit, demand, audit, investigation, charge, suit, hearing, notice of a violation, litigation, action, proceeding, order, judgment, grievance, or arbitration, whether civil, criminal, administrative or otherwise, whether at law or in equity, or any inquiry likely to result in any of the foregoing.

(n)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(o)           “Common Stock” means the Common Stock of Ibis, par value $0.001 per share.

(p)           “Confidential Information” means all information and any tangible embodiments thereof provided by or on behalf of the Disclosing Party to the Receiving Party or to the Receiving Party’s Representatives either in connection with the discussions and negotiations pertaining to the Transaction Documents or in the course of performing the Transaction Documents, including without limitation: know-how; data; knowledge; practices; processes; research and development plans; engineering designs and drawings; research data; manufacturing processes and techniques; scientific, manufacturing, marketing and business plans; and financial and personnel matters relating to the Disclosing Party or to its present or future products, sales, suppliers, customers, employees, consultants, independent contractors, investors or business; regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other by the Disclosing Party in oral, written, graphic or electronic form.  Notwithstanding the foregoing, information of a Party will not be deemed Confidential Information to the extent that the Receiving Party can show by competent proof that such information:

(i)            is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Receiving Party or its Representatives;

(ii)           was available to the Receiving Party or its Representatives on a non-confidential basis prior to its disclosure by the Disclosing Party or its Representatives;

(iii)          is or becomes available to the Receiving Party or its Representatives from a Person, other than the Disclosing Party or its Representatives, who is not bound by a confidentiality obligation to the Disclosing Party or its Representatives; or

(iv)          is independently developed by the Receiving Party or its Representatives without reference to or use of any Confidential Information of the Disclosing Party.

(q)           “Contract” means any contract, lease, deed, mortgage, license, instrument, note, commitment, undertaking, understanding, indenture, joint venture, purchase order, service order and all other agreements and arrangements, whether oral or written.

(r)            “Contribution Agreement” means the Contribution Agreement, dated as of July 31, 2007, by and between Isis and Ibis.

(s)           “Corporate Services Agreement” means that certain Corporate Services Agreement, dated as of July 31, 2007, by and between Isis and Ibis.

(t)            “Division” means the Ibis Biosciences division of Isis.

(u)           “Earnout Threshold” means $150 million minus all commercial revenue for the period beginning on the date [***] through the Closing Date as set forth on Schedule 1(u), which has been prepared in accordance with GAAP and Isis’ internal controls and procedures for financial reporting.

(v)           “Employee Pension Benefit Plan” has the meaning set forth in Section 3(2) of ERISA.

(w)          “Employee Welfare Benefit Plan” has the meaning set forth in Section 3(1) of ERISA.

(x)            “Encumbrance” means any mortgage, covenant, hypothecation, condition, Claim, easement, encroachment, right of way, restriction, option, lien (statutory or otherwise), pledge, charge, license, security interest or encumbrance of any nature whatsoever.

(y)           “Environmental Laws” means any federal, state, local or foreign statutes, ordinances, codes, treaties, or other Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Oil Pollution Prevention Act, the Federal Insecticide, Fungicide, & Rodenticide Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Solid Waste Disposal Act, the Emergency Planning and Community Right-to-Know Act, the Occupational Safety and Health Act), including any regulations, rules, plans, other criteria, policies or guidelines promulgated pursuant to such Laws, and all common law, orders, judgments, decrees, judicial or agency interpretations now or hereafter in effect relating to pollution, the generation, production, installation, use, storage, treatment, transportation, Release, threatened Release, investigation, monitoring, remediation, cleanup, abatement, removal, or disposal of Hazardous Materials, noise control, odor or the protection of public or workplace health or safety, natural resources, or the environment.

(z)            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(aa)         “Escrow Agent” means LaSalle Bank National Association, a national banking association.

(bb)         “Fundamental AMI Representations” means those representations and warranties of AMI set forth in Section 5.2(a) (Power and Authority), Section 5.2(b) (Enforceability), Section 5.2(c) (Governmental Authority; Consents), and Section 5.2(d) (No Conflicts).

(cc)         “Fundamental Isis Representations” means those representations and warranties of Isis set forth in Sections 5.1(a) (Power and Authority), 5.1(b) (Enforceability), 5.1(c) (Governmental Authority; Consents), 5.1(d) (No Conflicts), 5.2(e) (Due Organization; Qualification), 5.1(g) (Capitalization; Voting Rights), 5.1(j) (Title to Properties and Tangible Assets; Liens, etc.), 5.1(k) (Sufficiency of Assets), 5.1(m) (Compliance with Other Instruments) and 5.1(v) (Brokers’ Fees).

(dd)         “GAAP” means United States generally accepted accounting principles, applied on a consistent basis.

(ee)         “Governmental Authority” means any governmental or quasi-governmental agency, department, bureau, office, center, institute, court, commission or other unit of the government of the United States of America or of any of its respective States or local units of government thereof, or of a foreign sovereign or of a provincial, regional or metropolitan government thereof, including, without limitation, any Regulatory Authority.

(ff)           “Grants Receivable” means (i) any payments due to Ibis from a Governmental Authority or not for profit Person with respect to grants awarded to Ibis or Contracts with Ibis, in each case to the extent Ibis has performed the research or other services described in the grant or Contract, but not received payment therefor as of the Closing and (ii) the rate reserves identified as “Government Rate Reserves” on Schedule 1(ff), which has been prepared in accordance with GAAP and Isis’ internal controls and procedures for financial reporting.

(gg)         “Hazardous Materials” means any substance, chemical, solvent, compound, waste, residue, contaminant or other material which is regulated by or forms the basis of liability now or hereafter under any Environmental Law, including, without limitation:  (i) any “solid waste,” “dangerous goods,” “hazardous waste,” “hazardous substance,” “hazardous material,” “extremely hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “universal waste,” “toxic substance,” or any other similar term or phrase as defined under any Environmental Law; (ii) any petroleum, or petroleum products, byproducts or breakdown products, including crude oil and any fraction thereof; (iii) natural synthetic gas usable for fuel; (iv) any asbestos, lead-based paint, polychlorinated biphenyl, mold, radon gas, radioactive material or byproduct, isomer of dioxin, or any material or thing containing or composed of such substance or substances; and (v) any virus, bacteria, protozoa, parasite, fungi, or other pathogen or any other substance, chemical, solvent, compound, waste, residue, contaminant or other material which is hazardous, toxic, poisonous, reactive, corrosive or otherwise may present a threat to human health, safety, natural resources, wildlife or the environment.

(hh)         “Ibis Employee Retention Amount” means $[***].

(ii)           “Ibis Net Sales” means:

(i)            the gross amount billed by Ibis or its Affiliates after the Closing for the sale or other transfer or disposition of Products to, or performance of Services for, non-Affiliate third parties in bona fide arms length transactions, less deductions for:

A.            discounts, including cash discounts, customary trade allowances or rebates actually taken, and promotional discounts;

B.            credits or allowances given or made for rejection, recall or return of previously sold Products and rebates for previously provided Services;

C.            any Tax (including any Tax such as a value added or similar Tax) levied on the sale, transportation or delivery of Products when included on the invoice or other written document between the parties as payable by the purchaser and collectable by Ibis; and

D.            freight, postage, transportation, insurance and duties on shipment of Product when included on the invoice or written document between the parties as payable by the purchaser and collectable by Ibis;

(ii)           [***]; and

(iii)          the amount of any [***].

Ibis Net Sales calculations shall be applied as provided above and modified as appropriate as follows:

1. When a Product is sold or licensed by Ibis or its Affiliates or a Service is provided to a non-Affiliate third party with whom Ibis or such Affiliate does not deal at arms length, Ibis Net Sales for that Product or Service shall equal an average of Ibis Net Sales for similar quantities of Products sold or Services provided within the same calendar quarter in an arms length transaction in the same geographic market and class of purchasers or Service recipients  as the non-arms length purchaser or Service recipient.

2. In the event that a Product is sold or a Service provided in combination with any other product(s) or service(s), Ibis Net Sales with respect to the Product or Service of the combination shall be determined by the fraction A over A + B in which “A” is Ibis Net Sales of the Product or Service portion of the combination when sold separately during the applicable calendar quarter, and “B” is Ibis Net Sales of the other product(s) or service(s) of the combination product or service when sold separately during the applicable calendar quarter.

3. In the event a Product or Service is incorporated into a profile in which said Product or Service contributes only a small proportion of the value of the total package, but the adjustment set forth in paragraph 2, above is impractical or if similar quantities of product(s) are not sold or similar quantities of Services are not provided pursuant to paragraph 1, above, then the Parties shall negotiate in good faith to establish an equitable adjustment to Ibis Net Sales for such Product or Service to fairly reflect the proportion of the value of the profile contributed by the Product or Service or the value of the Product or Service.

(jj)           “Indebtedness” means (i) all indebtedness or other obligations of Ibis for borrowed money, whether current, short-term or long-term, secured or unsecured, and all accrued interest, premiums, penalties and other obligations relating thereto, (ii) all indebtedness of Ibis for the deferred purchase price of property or services which is not evidenced by accounts payable incurred in the ordinary course of business, (iii) all existing lease obligations of Ibis under leases which are capital leases in accordance with GAAP, (iv) any liability of Ibis under deferred compensation plans, phantom stock plans, severance or bonus plans, or any change in control or similar payment or increased cost which is triggered or made or will be made payable by Ibis as a result of the transactions contemplated hereby, other than the Permitted Employee Compensation Plan, (v) any off balance sheet financing of Ibis, (vi) any payment obligations of Ibis in respect of banker’s acceptances or letters of credit, (vii) any liability of Ibis with respect to interest rate swaps, collars, caps and similar hedging obligations, (viii) all obligations of Ibis arising under or with respect to any conditional sale or other title retention agreement with respect to property acquired by Ibis, (ix) past due or deferred rent of Ibis, (x) the amount of accounts payable owed by Ibis to any Person that have not been paid within 45 days of the date of invoice thereof (xi) all “cut” but “uncashed” checks of Ibis outstanding as of the Closing, (xii) any indebtedness referred to above of any Person which is either guaranteed by, or secured by a security interest upon any property owned by, Ibis and (xiii) accrued and unpaid interest of, and prepayment premiums, penalties or similar contractual charges arising as a result of the discharge of any such foregoing obligation.

(kk)         “Intellectual Property” means all of the following in any jurisdiction throughout the world:  (i) patents, patent applications and patent disclosures and statutory invention registrations, including reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof; (ii) trademarks, service marks, trade dress, trade names, corporate names, logos and slogans (and all translations, adaptations, derivations and combinations of the foregoing) and Internet domain names any and all common law rights and registrations and applications for the registration thereof, and all extensions and renewals of any of the foregoing; (iii) copyrights and copyrightable works (including Software), registered copyrights and copyright applications, mask works, net lists and schematics; (iv) confidential and proprietary information including technology, know-how, trade secrets, unpatented inventions, ideas, algorithms and processes (including, without limitation, manufacturing and production processes and techniques, drawings, specifications, designs, plans, proposals, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data and customer and supplier lists and related information); (v) other intellectual property and proprietary information and (vi) all copies and tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, specimens, studies and summaries.

(ll)           “Investment Date” means January 23, 2008.

(mm)       “Investment Documents” means the Master Agreement, the Call Option Agreement, the Investor Rights Agreement [and the Stock Subscription Agreement].

(nn)         “Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of the Investment Date, by and among Isis, Ibis and AMI.

(oo)         “Isis Licensed Intellectual Property” means the Intellectual Property set forth on Schedule 1(qq).(1)

(pp)         [***]

(qq)         “Knowledge” and terms of similar meaning (including, without limitation, “is aware of”) mean (i) with respect to Ibis and Isis, the actual knowledge of any of the individuals set forth on Schedule 1(qq), after due investigation, including, without limitation, inquiry of Persons with subject matter knowledge, provided that (A) solely for purposes of Sections 5.1(l)(v), 5.1(l)(vi) and 5.1(l)(ix), “Knowledge” and terms of similar meaning (including, without limitation, “is aware of”) mean the actual knowledge of any employee of Ibis or Isis, after due investigation, including, without limitation, inquiry of Persons with subject matter knowledge and (B) solely for purposes of Section 5.1(l), inquiry of Persons with subject matter knowledge shall include inquiry of the outside counsel involved in the development or prosecution of the Business IP or who conducted ‘freedom to operate analyses’ identified on Schedule 1(qq) and (ii) with respect to AMI, the actual knowledge of any of the individuals set forth on Schedule 1(qq), after due investigation.

(rr)           “Licenses” means all licenses, permits, certificates of authority, variances, authorizations, approvals, registrations, franchises, orders  and similar consents issued by any Governmental Authority or other Person, provided that the term License shall not include any license or other right to use any Intellectual Property.

(ss)         “Loss” means any loss, liability, demand, Claim, action, cause of action, cost, damage, diminution in value, deficiency, Tax, penalty, fine or expense (including interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing and the enforcement of any related rights), whether or not arising out of third party claims.

(tt)           “Management Presentations” means the Management Presentations of Ibis delivered to AMI pursuant to Section 2(h) of the Master Agreement.

(uu)         “Master Agreement” means that certain Strategic Alliance Master Agreement, dated as of the Investment Date, by and among Isis, Ibis and AMI.

(vv)         “Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.

(ww)       “Offering Memorandum” means the Offering Memorandum of Ibis, dated November 2006 as made available to AMI.

(1) This will be the Isis Intellectual Property that Ibis Employees have identified as being useful to the Business.

(xx)          [***] means any payments, including, but not limited to royalty payments, license fees and milestone payments that are made by non-Affiliate third parties to [***](or any of its Affiliates) in bona fide arms length transactions in consideration for one or more license or equivalent agreements that grant such non-Affiliate third party rights under any [***](i) make, have made, use, sell, offer for sale or import any products [***]to another party for a fee, in each case, where any of the foregoing conduct by such non-Affiliate third party in the absence of such rights under license or equivalent agreement would infringe (directly, contributorily, by inducement or otherwise), misappropriate or otherwise conflict with any [***]

(yy)         “Permitted Employee Compensation Plan” means the compensation plan mutually agreed by the Parties regarding the [***] the terms of which are described on Exhibit D attached hereto.

(zz)          “Permitted Encumbrances” means (i) liens for current property Taxes not yet due and payable, (ii) Encumbrances arising in connection with and solely as a result of Permitted Indebtedness and (iii) except with respect to Intellectual Property, other imperfections of title, restrictions or Encumbrances, if any, which imperfections, restrictions or Encumbrances do not, individually or in the aggregate, impair the continued use and operation of the assets used in the operation of the Business and do not affect the merchantability of the title to such assets to which they relate.

(aaa)       “Permitted Indebtedness” means (i) accounts payable incurred in the ordinary course of business that are paid within forty-five (45) days of the date of invoice thereof, (ii) Indebtedness arising from existing and future lease obligations of Ibis under equipment leases that are capital leases in accordance with GAAP so long as the collateral for such capital leases is limited to the equipment acquired and the aggregate amount of such capital leases does not exceed $[***] and (iii) Indebtedness incurred pursuant to the Corporate Services Agreement or the Contribution Agreement.

(bbb)      “Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority (or any department, agency, or political subdivision thereof).

(ccc)       “Pre-Closing Tax Period” means a Tax period ending on or before the Closing Date and the portion through the end of the Closing Date for any Tax period that includes (but does not end on) the Closing Date.

(ddd)      “Post-Closing Tax Period” means a Tax period beginning after the Closing Date and, for any Tax period that includes (but does not end on) the Closing Date, the portion of such period beginning after the Closing Date.

(eee)       “Products” means the T5000 Biosensor System (including kits) and any Successor Products.

(fff)         “Purchase Offer” means any proposal or offer from any Person (other than AMI and its Affiliates in connection with the transactions contemplated hereby) or any agreement or offer relating to any (i) reorganization, liquidation, dissolution, share exchange, business combination or recapitalization of Ibis, (ii) merger or consolidation involving Ibis, (iii) purchase or sale of any assets or Capital Stock of Ibis (other than the purchase and sale of inventory and capital equipment in the ordinary course of business), (iv) distribution of Ibis’ existing or future products, (v) licensing of any Business IP from Ibis or (vi) any other transaction or business combination involving Ibis or its business or assets which would reasonably be expected to interfere with, impede or materially delay the transactions contemplated by the Transaction Documents or dilute the benefits thereof to AMI and its Affiliates.

(ggg)      “Real Property” means the Leased Real Property.

(hhh)      “Regulatory Authority” means any Governmental Authority that has responsibility for granting any licenses or approvals or granting pricing and/or reimbursement approvals necessary for the marketing and sale of medical devices or diagnostic products, including without limitation, the FDA, the European Medicines Agency and the United States Department of Health and Human Services.

(iii)          “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, depositing, disposing or other release into the environment (including the abandonment or discarding of barrels, drums, containers or other closed receptacles), including any dispersal, migration or other movement of any substance through or in air, soil, surface water, groundwater or property.

(jjj)          “Representatives” means with respect to any Person, such Person’s employees, directors, officers, Affiliates and authorized agents.

(kkk)       “Schedule” means any of the Disclosure Schedules delivered to AMI herewith and incorporated herein pursuant to Section 10.11 hereof.

(lll)          “SEC” or “Commission” means the United States Securities and Exchange Commission.

(mmm)    “Securities Act” means the Securities Act of 1933, as amended.

(nnn)      “Services” means using any Business IP to analyze samples containing nucleic acids and providing the results of such analyses to a third party for a fee.

(ooo)      “Shares” means 114,251 shares of Common Stock issued to AMI pursuant to the Master Agreement, as may be held from time to time by AMI and its permitted assigns, representing approximately 10.25% of the issued and outstanding Common Stock.

(ppp)      “Software” means any and all (i) computer programs, libraries, firmware and middleware, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (iv) all programmer and user documentation, including user manuals and training materials, relating to any of the foregoing.

(qqq)      [“Stock Subscription Agreement” means the Stock Subscription Agreement dated as of [                  ], 2008, by and among Ibis, Isis and AMI.]

(rrr)         “Subsidiary” means, with respect to a Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof.  For purposes hereof, a Person shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

(sss)       “Successor Products” means any product that (i) relies upon [***] and determination of [***] by [***] using either the Ibis [***], each as in existence in the Business at the Closing, including as may be modified subsequently by AMI or (ii) is described in U.S. Patent No.’s [***].

(ttt)         “T5000 Biosensor System” means the biosensor platform generally known as the T5000 Biosensor System, together with all equipment, hardware, Software, systems and other materials required for its use, or provided or recommended by Ibis, Isis or any of their respective Affiliates for its use, as well as all prior versions of the T5000 Biosensor System, including such systems known as “TIGER.”

(uuu)      “Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs and other duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

(vvv)      “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(www)    “Third Party Payments” means payments, including, but not limited to damage awards, royalty payments, license fees and milestone payments, that are made by[***]to a third party, which are based upon making, having made, using, selling, offering for sale or importing [***]under order of a Governmental Authority or license agreements or equivalent agreements with the third party to obtain rights under any United States or foreign copyrights, patent applications or patents that are [***]to make, have made, use, sell, offer for sale or import any [***]

(xxx)        “Transaction Documents” means the Master Agreement, the Investor Rights Agreement, [the Stock Subscription Agreement, ] the Call Option Agreement, the Transition Services Agreement, the Escrow Agreement and this Agreement.

(yyy)      “Transfer” means, with respect to Capital Stock, any sale, pledge, hypothecation, assignment, Encumbrance or other transfer or disposition, whether directly, indirectly, voluntarily, involuntarily, by operation of Law, pursuant to judicial process or otherwise and, when the context so requires, the act of doing any of the foregoing.

Section references for definitions of defined terms defined in the body of this Agreement rather than in this Section 1.

Defined Term	Section
“§ 338(h)(10) Election”	8.6(g)
“Abbott”	Preamble
“ADR”	10.8
“Agreement”	Preamble
“AMI”	Preamble
“AMI Group”	8.2(a)
“AMI Proceeding”	8.6(e)(ii)
“Applicable AMI Proceeding”	8.6(e)(ii)
“Closing”	3.1
“Closing Date”	3.1
“Closing Purchase Price”	2.2
“Disclosing Party”	8.8(a)
“Disclosure Schedules”	Section 5
“Earnout Payments”	2.3(e)
“Earnout Period”	2.3(a)
“Escrow Agreement”	4.1(l)
“Financial Statements”	5.1(t)
“Foreign Person”	4.1(m)
“Government Contracts”	5.1(l)(ii)
“HSR Act”	4.1(d)
“Ibis”	Preamble

“Ibis Contracts”	5.1(x)(i)
“Ibis Employees”	8.11(a)
“Indemnified Party”	8.2(e)
“Indemnifying Party”	8.2(e)
“Isis”	Preamble
“Isis Proceeding”	8.6(e)(i)
“Isis Retirement Plans”	8.11(d)
“Leased Real Property”	5.1(w)(ii)
“Leasehold Improvements”	5.1(w)(ii)
“Leases”	5.1(w)(ii)
“Material Adverse Effect”	4.1(j)
“Material Licenses”	5.1(q)(ii)
“Noncompete Period”	8.9(a)
“Nonsolicitation Period”	8.9(c)
“Parties”	Preamble
“Party”	Preamble
“Purchase Price”	2.2
“Receiving Party”	8.8(a)
“Remaining Shares”	Recitals
“Restricted Assets”	2.4
“Seller Group”	8.2(b)
“Straddle Period”	8.6(c)(ii)
“Third Party Claim”	8.2(e)
“Transaction Value”	2.2
“Transition Services Agreement”	4.1(k)
“WARN Act”	8.11(b)

Section 2.            BASIC TRANSACTION; PURCHASE PRICE.

2.1           Sale and Transfer of the Remaining Shares.  Subject to the terms and conditions of this Agreement, at the Closing, Isis shall sell, convey, assign, transfer and deliver to AMI all of the Remaining Shares, free and clear of all Encumbrances, and AMI shall purchase, acquire and accept the Remaining Shares from Isis.

2.2           Purchase Price.  The purchase price (the “Purchase Price”) for the Remaining Shares shall be equal to (i) $[                  ](2) (the “Transaction Value”), minus (ii) the amount of any Indebtedness of Ibis as of the Closing (not including the amount of any Indebtedness that is Permitted Indebtedness under clauses (i) or (ii) of the Permitted Indebtedness definition), minus (iii) the Ibis Employee Retention Amount, plus (iv) the Earnout Payments.  The “Closing Purchase Price” is an amount equal to (x) the Transaction Value, minus (y) the amount of any Indebtedness of Ibis as of the Closing (not including the amount of any Indebtedness that is Permitted Indebtedness under clauses (i) or (ii) of the Permitted Indebtedness definition), minus (z) the Ibis Employee Retention Amount.

2.3           Earnout Payments.

(a)           Subject to Sections 2.3(e) and 2.3(f), from and after the Closing Date until December 31, 2025 (the “Earnout Period”), Ibis will pay to Isis an amount equal to five percent (5%) (the “Earnout Rate”) of cumulative Ibis Net Sales that are (i) in excess of the Earnout Threshold and (ii) less than or equal to $2.1 billion.  Such amounts payable to Isis will be reduced by an amount equal to [***]% of any [***], but in no event will such amounts for such Ibis Net Sales be less than two and a half percent (2.5%) of such cumulative Ibis Net Sales.

(b)           For cumulative Ibis Net Sales that are in excess of $2.1 billion, the Earnout Rate will reduce from 5% to 3%.  The corresponding amounts payable to Isis will be reduced by an amount equal to [***]% of any [***], but in no event will such amounts for such Ibis Net Sales be less than one and a half percent (1.5%) of such cumulative Ibis Net Sales.

(c)           In calculating the amount of any reduction to the earn-out payments permitted by the second sentence of either Section 2.3(a) or Section 2.3(b) that result from any [***] that are [***], the amount of such [***] will be [***] of the Earnout Period from the date of such [***].  For example, if Ibis makes a [***] in the form of [***] equal to [***] to [***] which, in AMI’s reasonable judgment was [***] and such [***] was made in 2015, then, in each calendar quarter, Ibis would be able to reduce the corresponding amounts payable for such quarter by [***], in each case subject to the applicable 2.5% or 1.5% floor under Section 2.3(a) or Section 2.3(b).

(d)           The earnout amounts described in Sections 2.3(a) and 2.3(b) will be payable on a quarterly basis, within [***] days after the last day of each calendar quarter, by wire transfer of immediately available funds to an account designated by Isis.  Within [***] days of the end of each calendar quarter, Ibis will deliver to Isis its non-binding, preliminary, good faith estimate of Ibis Net Sales for such calendar quarter.  All amounts included in Ibis Net Sales shall be in United States funds collectible at par in Chicago, Illinois.  With respect to product or service revenues, [***], or [***] that are used in the calculation of Ibis Net Sales and are in monies other than United States dollars, the amount to be used will first be determined in the foreign currency of the country for such monies and then converted into equivalent United States

(2) The Transaction Value from the Option Notice to be inserted here.

funds using the same conversion methodology that Abbott uses to prepare its financial statements filed with the SEC.

(e)           Notwithstanding the foregoing, Sections 2.3(a) through 2.3(c), (i) the earnout amounts described in Sections 2.3(a) and 2.3(b) will be payable only on cumulative Ibis Net Sales in excess of the Earnout Threshold, (ii) no such earnout amounts will be payable in any calendar year in which total Ibis Net Sales in such calendar year were less than or equal to $[***] million, (iii) in any calendar year in which Ibis Net Sales exceed $[***] million and cumulative Ibis Net Sales exceed the Earnout Threshold, the earnout amounts described in Sections 2.3(a) and  2.3(b) will be payable with respect to all Ibis Net Sales in such calendar year which are in excess of the Earnout Threshold and (iv) all Ibis Net Sales, regardless of whether earnout amounts are payable thereon, will be included in cumulative Ibis Net Sales for purposes of determining the applicable Earnout Rate.  For example, if Ibis Net Sales in each of the calendar years 1 and 3 are equal to $[***] million and Ibis Net Sales in each of the calendar years 2 and 4 are equal to $[***] million, no earnout amounts would be payable in calendar years 1 through 3, but earnout amounts would be payable with respect to the entire $[***] million in Ibis Net Sales in calendar year 4.  The earnout amounts payable by Ibis to Isis pursuant to this Section 2.3 are referred to herein as the “Earnout Payments.”

(f)            Ibis shall maintain its books and records used to determine Ibis Net Sales, [***], and [***] for a period of three (3) years from the date of the Earnout Payment to which they pertain.  Ibis shall make such books and records available for inspection by third party representatives of Isis approved in writing (which approval shall not be unreasonably withheld, conditioned or delayed) once per calendar year at reasonable times and upon reasonable written advance notice from Isis.  All information contained in these books and records shall be Confidential Information and will be used only for the purpose of determining the accuracy of Ibis’ calculation of any Earnout Payment.

(g)           Notwithstanding any provision of this Agreement or any other Transaction Document, except with respect to any [***] arising as a result of or in connection with a breach of the representations and warranties set forth in Section 5.1(l)(v), the Earnout Payment reductions set forth in Sections 2.3(a) and 2.3(b) will be the AMI Group’s sole and exclusive remedy for any [***].

2.4           Restricted Assets.  Notwithstanding any other provision in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any interest in any Contract, asset, claim, right or benefit the assignment or transfer of which is otherwise contemplated by the transactions contemplated by this Agreement to the extent such assignment or transfer (or attempt to make such an assignment or transfer) without the consent or approval of a third party would constitute a breach or other contravention of the rights of such third party, or affect adversely the rights of any Party or their Affiliates thereunder (such assets being collectively referred to herein as “Restricted Assets”).  Any assignment or transfer of a Restricted Asset shall be made subject to such consent or approval being obtained.  If any such consent or approval is not obtained prior to the Closing, (i) the assigning or transferring Party shall continue to use its commercially reasonable efforts to cooperate with the other Party in attempting to obtain any such consent or approval and (ii) establish alternative arrangements (such as a license, sublease, subcontract or operating agreement) until such time as such consent or approval has been obtained which results in the assignee or transferee Party receiving all the benefits and bearing all the burdens with respect to any such Restricted Asset (subject to Section 8.4, pursuant to which Isis shall be liable for and pay all out-of-pocket costs and expenses associated with obtaining third party consents associated with any Ibis Contract or Restricted Asset in excess of $[***] in the aggregate).

Section 3.              CLOSING OF THE TRANSACTION.

3.1           The Closing.  Subject to the satisfaction or waiver of the conditions set forth herein, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP in Chicago, Illinois, at 10:00 a.m. local time on or before the third Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated herein, or such other time and place as the Parties may mutually determine (the “Closing Date”), and the Closing shall be deemed effective as of 12:01 a.m. local time on the Closing Date.

3.2           Deliveries at the Closing.  At the Closing:

(a)           Isis shall deliver to AMI (i) the various certificates, agreements, instruments and documents referred to in Section 4.1 below and (ii) such other instruments of sale, transfer, conveyance and assignment as AMI reasonably may request;

(b)           AMI shall deliver to Isis (i) the Closing Purchase Price, via wire transfer of immediately available funds to an account designated in writing by Isis at least five (5) Business Days prior to the Closing Date, and (ii) the various certificates, agreements, instruments and documents referred to in Section 4.2 below;

(c)           AMI shall deliver to the Escrow Agent the Ibis Employee Retention Amount, via wire transfer of immediately available funds to an account designated by the Escrow Agent, to be held in escrow pursuant to the terms of the Escrow Agreement;

(d)           Isis shall deliver to Ibis all books, records and other materials of Ibis or related to or used by Ibis in the Business (unless otherwise specifically set forth in the Transition Services Agreement);

(e)           Isis shall deliver to AMI the Permitted Employee Compensation Plan; and

(f)            Isis shall deliver to AMI one or more compact discs or other electronic media containing the contents of the electronic dataroom maintained by Isis at [***] as of the date that is three Business Days prior to the date hereof, together with a certificate of an authorized officer certifying that such compact discs contain true, accurate and complete copies of the materials in such dataroom as of such date.

Section 4.              CONDITIONS TO OBLIGATION TO CLOSE.

4.1           Conditions to Obligation of AMI.  The obligation of AMI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)           The representations and warranties of Isis set forth in this Agreement shall be true and correct in all material respects at and as of the date hereof and as of the Closing Date (disregarding any materiality or Material Adverse Effect qualifications contained therein); provided, that any representation or warranty of Isis set forth in this Agreement that is made as of any date other than the date hereof shall be true and correct as of such date in all material respects (disregarding any materiality or Material Adverse Effect qualifications contained therein).

(b)           Each of Isis and Ibis shall have performed and complied in all material respects with all of their covenants hereunder through the Closing.

(c)           No Claim shall be pending before any court, arbitrator, other body or administrative agency of any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge would prevent consummation of any of the transactions contemplated by this Agreement (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

(d)           All filings with and authorizations and approvals of Governmental Authorities that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to AMI.  Without limiting the generality of the foregoing, all applicable waiting periods (and any extensions thereof) under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have expired or otherwise been terminated.

(e)           Isis shall have delivered to AMI (i) a certificate from an officer of Isis to the effect that each of the conditions specified in Section 4.1(a), Section 4.1(b) and Section 4.1(j) is satisfied in all respects, (ii) a copy of the resolutions of the governing body of each of Isis and Ibis approving the transactions contemplated by this Agreement, certified by an officer of each of Isis and Ibis, respectively, (iii) certificates from appropriate authorities, dated as of or about the Closing Date, as to the good standing and qualification to do business of Ibis in its jurisdiction of incorporation, (iv) such other documents or instruments as are required to be delivered at the Closing pursuant to the terms hereof and (v) such other documents or instruments as AMI reasonably requests to effect the transactions contemplated hereby.

(f)            Isis shall tender to AMI a certificate representing the Remaining Shares duly and validly endorsed for transfer in favor of AMI or accompanied by a separate stock power duly and validly executed by Isis and otherwise sufficient to vest in AMI legal and beneficial ownership of the Remaining Shares.

(g)           Isis shall have received and delivered to AMI all third party consents identified on Schedule 4.1(g) and Isis and AMI shall have received all other authorizations, consents, and approvals of Governmental Authorities referred to in Sections 5.1(c) and 5.1(d).

(h)           Ibis shall have the benefit of all Licenses necessary to conduct the Business as it had been conducted prior to the Closing and as contemplated to be conducted immediately thereafter.

(i)            Isis shall have obtained (A) payoff letters for any Indebtedness of Ibis to be paid by AMI on behalf of Isis at the Closing and (B) releases of any and all Encumbrances on the Remaining Shares or the assets of Ibis (except, with respect to the assets of Ibis, Permitted Encumbrances), all on terms reasonably satisfactory to AMI.

(j)            Since the Investment Date, there shall have been no occurrence or disclosure of any event, circumstance or state of facts which has, or would reasonably be expected to have, a material adverse effect on the business, assets, condition (financial or otherwise), operations, operating results, employee relations, customer relations or supplier relations of Ibis (a “Material Adverse Effect”).

(k)           Isis and Ibis shall have executed and delivered to AMI the Transition Services Agreement substantially in the form attached hereto as Exhibit A (the “Transition Services Agreement”) and the Transition Services Agreement shall be in full force and effect.

(l)            Isis shall have executed and delivered to AMI an escrow agreement substantially in the form attached hereto as Exhibit B (the “Escrow Agreement”) and the Escrow Agreement shall be in full force and effect.

(m)          Isis shall have executed and delivered to AMI a non-foreign affidavit dated as of the Closing Date and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Internal Revenue Code stating that Isis is not a “Foreign Person” as defined in Code § 1445.

(n)           There shall not have been any material breach of any of the terms and provisions of the Transaction Documents that has not been waived by AMI.

(o)           Except as contemplated by Section 2.4 and the Transition Services Agreement, Ibis shall be entitled to fully exercise without restriction or limitation all legal and beneficial rights under the Ibis Contracts (including the Government Contracts) and all other assets, properties and rights related to, used in or necessary to operate and conduct the Business in all respects in the manner conducted on and prior to the Closing Date and as contemplated to be conducted from and after the Closing Date.

(p)           [***].

AMI may waive any condition specified in this Section 4.1 if it executes a writing so stating at or prior to the Closing.  In the event of any such waiver, AMI shall be deemed to have waived any claim against Isis for failure to satisfy such condition; provided that, except to the extent specifically and expressly set forth in such waiver, any such waiver shall not limit

AMI’s right to recovery hereunder for a breach by either Isis or Ibis of any other provision of this Agreement.

4.2           Conditions to Obligation of Isis.  The obligation of Isis to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)           The representations and warranties of AMI set forth in this Agreement shall be true and correct in all material respects at and as of the date hereof and as of the Closing Date.

(b)           AMI shall have performed and complied in all material respects with all of its covenants hereunder through the Closing;

(c)           No Claim shall be pending before any court, arbitrator, other body or administrative agency of any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge would prevent consummation of any of the transactions contemplated by this Agreement (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

(d)           All filings with and authorizations and approvals of Governmental Authorities that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to Isis.  Without limiting the generality of the foregoing, all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

(e)           AMI shall have delivered to Isis a certificate of AMI to the effect that each of the conditions specified above in Section 4.2(a) and Section 4.2(b) is satisfied in all respects.

(f)            AMI shall have executed and delivered to Isis the Escrow Agreement and the Escrow Agreement shall be in full force and effect.

(g)           AMI (and any other Abbott Holders (as defined in the Investor Rights Agreement)) shall have executed and delivered to Isis a written consent in form reasonably satisfactory to AMI and Isis, consenting to the transactions contemplated by Section 7.10.

Isis may waive any condition specified in this Section 4.2 if it executes a writing so stating at or prior to the Closing.  In the event of any such waiver, Isis shall be deemed to have waived any claim against AMI for failure to satisfy such condition; provided that, except to the extent specifically and expressly set forth in such waiver, any such waiver shall not limit Isis’ right to recovery hereunder for a breach by AMI of any other provision of this Agreement.

Section 5               REPRESENTATIONS AND WARRANTIES.

5.1           Representations and Warranties of Isis.  As a material inducement to AMI to enter into this Agreement, except as set forth in the corresponding Section of the Disclosure

Schedules delivered to AMI herewith on the date hereof (the “Disclosure Schedules”), Isis hereby represents and warrants the following representations and warranties are as of the date hereof, and will be as of the Closing Date, true and correct:

(a)   Power and Authority.  Each of Ibis and Isis (i) has the power, authority and the legal right to enter into each of the Transaction Documents and to perform its obligations hereunder and thereunder, and (ii) has taken all necessary action required to authorize the execution and delivery of each of the Transaction Documents and the performance of its obligations hereunder and thereunder.

(b)   Enforceability.  Each of the Transaction Documents has been duly executed and delivered on behalf of Ibis and Isis and constitutes a legal, valid and binding obligation of each such Party and is enforceable against each such Party in accordance with its terms subject to the effects of bankruptcy, insolvency or other Laws of general application affecting the enforcement of creditor rights.

(c)   Governmental Authority; Consents.  All necessary consents, approvals and authorizations of all Governmental Authorities and other parties required to be obtained by Ibis and Isis in connection with the execution and delivery of each of the Transaction Documents and the performance of their obligations hereunder and thereunder have been obtained.

(d)   No Conflicts.  The execution and delivery of each of the Transaction Documents by each of Ibis and Isis and the performance of each such Party’s obligations hereunder and thereunder, with or without the passage of time or giving of notice, (1) do not and will not conflict with or violate any requirement of Applicable Law or any provision of the certificate of incorporation, bylaws or any similar instrument of such Party, as applicable (2) do not and will not require any notice, conflict with, violate, or breach or constitute a default or require any consent or give rise to any termination or acceleration right or the creation of any Encumbrance on the Shares, the Additional Shares or the Remaining Shares or any of the properties or assets of Ibis under, any contractual obligation by which such Party is bound or subject to and (3) do not and will not cause the suspension, revocation, impairment, forfeiture or nonrenewal of any License applicable to Ibis, the Business or any of Ibis’ operations, assets or properties.

(e)   Due Organization; Qualification.  Each of Ibis and Isis is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into each of the Transaction Documents.  Except as would not reasonably be expected to have a Material Adverse Effect, Ibis has obtained and currently maintains all qualifications to do business as a foreign corporation in all jurisdictions in which the character of the Business requires it to be so qualified.  Ibis has all requisite power and authority and all authorizations and Licenses necessary to own, operate or conduct the Business.

(f)    Subsidiaries.  Ibis does not own or control any Capital Stock or other interest of any Person.  Ibis is not a participant in any joint venture, partnership, limited liability company or similar arrangement.  Since its inception Ibis has not merged with, acquired all or substantially all of the assets of (except pursuant to the Contribution Agreement) or acquired the Capital Stock of or any interest in any Person.  Ibis does not hold the right to acquire any Capital

Stock or interest in any other Person or have any obligation to make any investment in any Person and no such rights, Capital Stock or interests are necessary for the operation of the Business.  Isis does not control or possess the power, directly or indirectly to control the management, actions or policies of Regulus Therapeutics, LLC.

(g)   Capitalization; Voting Rights.

(i)            The authorized Capital Stock of Ibis consists of 1,228,501 shares of Common Stock, par value $0.001 per share, [1,114,251] shares of which are issued and outstanding, 1,000,000 of which are held by Isis (the “Remaining Shares”) [and 114,251 shares of which are held by AMI].

(ii)           The issued and outstanding Capital Stock of Ibis as of the Closing will consist exclusively of the Shares[, the Additional Shares] and the Remaining Shares.  Except as set forth in the Investor Rights Agreement, Ibis does not have any obligations to issue or redeem any shares of Capital Stock [, other than with respect to the Additional Shares] and Ibis has not issued any Capital Stock other than the Shares, [the Additional Shares] and the Remaining Shares.  No Capital Stock issued by Ibis is listed on any stock exchange or unregulated market.  Other than the Transaction Documents, there are no agreements with Isis or Ibis or any other Person with respect to the voting or Transfer of the Remaining Shares.

(iii)          The Remaining Shares are: (A) duly authorized, validly issued, fully paid and nonassessable; (B) issued in compliance with all applicable state and federal Laws concerning the issuance of Capital Stock; and (C) free and clear of all Encumbrances other than the Call Option; provided, that the Remaining Shares may be subject to restrictions on Transfer under state and/or federal securities Laws as set forth herein or as otherwise required by such Laws at the time a Transfer is proposed.

(iv)          The sale of the Remaining Shares to AMI hereunder is not subject to any preemptive rights, rights of first refusal or similar rights.

(h)   Agreements; Liabilities.

(i)            There are no judgments, orders, writs or decrees to which Ibis or Isis is a party currently pending or, to Isis’ or Ibis’ Knowledge, threatened which would prevent Ibis or Isis from entering into the Transaction Documents or issuing or Transferring the Remaining Shares pursuant to the terms of the Transaction Documents.

(ii)           Ibis has not (A) accrued, declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its Capital Stock, (B) incurred or guaranteed any Indebtedness (other than Permitted Indebtedness), (C) made any loans or advances to any Person, other than advances for reasonable travel expenses to Ibis employees in the ordinary course of business, or (D) sold, exchanged, licensed or otherwise disposed of any of its tangible assets, other than the sale of its inventory in the ordinary course of business.

(iii)          Ibis has no material obligations or liabilities (whether accrued, absolute, or to Isis’ or Ibis’ Knowledge contingent, unliquidated or otherwise, whether due or to become due and regardless of when or by whom asserted), including, without limitation, Taxes, except (A) obligations under the Ibis Contracts made available to AMI or under Contracts entered into in the ordinary course of business which, because of the dollar thresholds set forth in Sections 5.1(l) and 5.1(x), are not required pursuant to Sections 5.1(l) and 5.1(x) below to be described on Schedules 5.1(l) or 5.1(x) (but not liabilities for breaches of any such Contracts), (B) liabilities reflected on the Most Recent Balance Sheet, (C) liabilities and obligations which have arisen after the date of the Most Recent Balance Sheet in the ordinary course of business (none of which is material or is a liability for breach of contract, tort, infringement (directly, contributorily, by inducement or otherwise), Claim or warranty (other than warranty claims arising in the ordinary course of business in connection with the sale of Products or under Ibis Contracts made available to AMI, none of which warranty claims individually or in the aggregate would reasonably be expected to have a Material Adverse Effect) and (D) other liabilities and obligations to the extent expressly disclosed in Schedule5.1(h)(iii).

(i)    Obligations to Related Parties.  There are no obligations of Ibis to Affiliates, officers, directors or employees of Ibis or Isis other than (A) for payment of salary to employees of Ibis for services rendered in the ordinary course of business, (B) reimbursement to employees of Ibis for reasonable expenses incurred in the ordinary course of business on behalf of Ibis, (C) standard employee benefits made generally available to all employees, pursuant to the Plans described on Schedule 5.1(p)(ii), (D) the Permitted Employee Compensation Plan or (E) Ibis’ rights and obligations to Isis under the Contribution Agreement and Corporate Services Agreement.  To Isis’ and Ibis’ Knowledge, all of the Contracts to which Ibis is a party or by which the Business or any of its assets is bound have been negotiated on an arms length basis.

(j)    Title to Properties and Tangible Assets; Liens, Etc.  Ibis has good and marketable title to its properties and tangible assets and good and valid title to its leasehold estates, in each case subject to no Encumbrance other than (i) Permitted Encumbrances and (ii) rights of the U.S. federal government in certain equipment purchased using government funds, as set forth on Schedule 5.1(j).  The tangible assets of Ibis have been maintained in accordance with normal industry practice and are in good operating condition and repair (except for ordinary wear and tear).

(k)   Sufficiency of Assets.

(i)            Except for the services, funding and facilities provided under the Corporate Services Agreement, Ibis has all assets, properties and rights used in or necessary to operate or conduct the Business in all respects.

(ii)           Except the services, funding and facilities provided under the Corporate Services Agreement and indirectly, via the Remaining Shares, Isis and its Affiliates do not have any right, title or interest in or to any asset, property, title or interest that is used in or necessary to operate or conduct the Business as conducted on and prior to the Closing Date or as contemplated to be conducted by Ibis and Isis after the Closing Date as reflected in the Offering Memorandum and Management Presentations.

Pursuant to the Contribution Agreement, Isis has transferred to Ibis all assets, properties and rights Isis owned or which are or were used in or necessary to operate or conduct the Business except the services, funding and facilities provided under the Corporate Services Agreement.  No person employed by the Division prior to the date of the Contribution Agreement is currently employed by Isis and no former employee of Ibis or the Division is or has been employed by Isis.

(l)    Intellectual Property.

(i)            Schedule 5.1(l)(i) sets forth a complete and correct list of all of the following Intellectual Property used in or necessary to operate or conduct the Business (whether owned by Ibis or any other Person), and indicates with respect to each item, whether Ibis owns or licenses such Intellectual Property and the owner of any Intellectual Property covered by such license:  (A) patented or registered Intellectual Property and pending patent applications or other applications for registrations of Intellectual Property (including jurisdiction, registration and application number, as applicable, and record owner), (B) registered and material unregistered trademarks, service marks, trade names, and Internet domain names, (C) Software (other than unmodified, commercially available, off-the-shelf Software purchased or licensed for less than an individual cost of $[***] and a total cost of $[***] in the aggregate for all such licenses), (D) material algorithms embodied in the Products and any other material trade secrets; and (E) all other material Intellectual Property used in or necessary to operate or conduct the Business (including, without limitation, all Intellectual Property set forth or required to be set forth in the following Schedules to the Contribution Agreement: Schedule 2.1 (Ibis Business Assets), Schedule 2.2 (Ibis Business Patents), Schedule 2.5 (Ibis Trademarks) and Schedule 2.6 (Ibis Business Software)) (all Intellectual Property described in the foregoing, (A) through (E), collectively, (without regard to whether such Intellectual Property is set forth on Schedule 5.1(l)(i)) “Business IP”).

(ii)           Schedule 5.1(l)(ii) sets forth a complete and correct list of all of the following Contracts (other than licenses for unmodified, commercially available, off-the-shelf Software purchased or licensed for less than an individual cost of $[***] and a total cost of $[***] in the aggregate for all such licenses) relating to the Business IP (collectively, the “IP Contracts”): (A) Contracts in which Ibis or Isis or any of their respective Affiliates is a licensee or sublicensee of Business IP; (B) Contracts in which Ibis or Isis or any of their respective Affiliates is a licensor or sublicensor of Business IP; (C) Contracts to which Ibis or Isis or any of their respective Affiliates is a party, or by which any of the Business IP is bound, that give any third party any right, title or interest in or to any such Business IP; (D) Contracts with any Governmental Authority wherein any portion of the Business IP was developed or used (“Government Contracts”); and (E) Contracts that restrict Ibis’ rights in or use or disclosure of Business IP.

(iii)          Ibis owns and possesses all right, title and interest in and to, free and clear of all Encumbrances (other than the rights of Governmental Authorities under Government Contracts identified in Schedule 5.1(l)(iii) to the Intellectual Property identified in such Schedule) or has a valid and enforceable license to use (pursuant to a written license agreement set forth and described in Schedule 5.1(l)(ii) or a written license for unmodified, commercially available, off-the-shelf Software purchased or licensed for less than an individual cost of $[***] and a total cost of $[***] in the aggregate) the Business IP.

(iv)          Neither Isis nor any of its Affiliates (other than Ibis) has any right, title or interest in or to any of the Business IP.

(v)           To Isis’ or Ibis’ Knowledge, neither Ibis, nor with respect to the Business, Isis, has infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise conflicted with, and the operation of the Business (including the development, manufacture and commercialization of the T5000 Biosensor System (including the [***] and [***]) and the assay kits specifically listed in the [***] [***]) does not and will not infringe (directly, contributorily, by inducement or otherwise), misappropriate or otherwise conflict with, the patents, trademarks, copyrights or trade secrets of any Person, and neither Ibis nor Isis is aware of any facts that indicate a likelihood of any of the foregoing (including without limitation, oral or written demands or offers to license any Intellectual Property from any Person). With respect to whether the operation or conduct of the Business has or will infringe (directly, contributorily, by inducement or otherwise), misappropriate or otherwise conflict with patent, trademark, copyright or trade secrets of any Person (other than Ibis or Isis or their respective Affiliates), the Parties hereto are relying upon the representations and warranties contained in this Section 5.1(l)(v) and not the representations and warranties contained in Sections 5.1(k)(i), 5.1(l)(viii) or 5.1(l)(ix).

(vi)          All of the Business IP is valid and to Isis’ or Ibis’ Knowledge enforceable.  Isis and Ibis have taken all necessary actions to maintain and protect all of the Business IP, including, without limitation, entering into confidentiality agreements with each of its employees, consultants and independent contractors, and customers and vendors as necessary so as not to adversely affect the validity or enforceability thereof and have complied with disclosure requirements as provided by any Government Contract.  Neither Ibis nor Isis has disclosed any source code for any Software included in the Business IP to any Person in a manner that would impair the trade secret or other Intellectual Property protection of such source code.  There are no claims, oppositions or cancellation proceedings that either were made or brought within the past [***] years, or are presently pending or, to Isis’ or Ibis’ Knowledge, threatened, against either Ibis or Isis contesting the validity, use, ownership, enforceability or registrability of any Business IP.  Neither Ibis nor Isis is aware of any basis for any such claim, opposition or cancellation proceeding, and neither Ibis nor Isis has received any notices regarding any of the foregoing.  No loss or expiration of any material Business IP is pending or reasonably foreseeable or, to Isis’ or Ibis’ Knowledge, threatened, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by either Ibis or Isis, including, without limitation, a failure to pay any required maintenance fees) or limitations to the scope of claims of any pending patent application made during the ordinary course of prosecuting such pending patent applications.  Complete copies of all file histories for issued patents and pending patent applications of the Business IP owned or held by either Ibis or Isis have been provided to AMI.

(vii)         To Isis’ or Ibis’ Knowledge, (A) no Person has infringed (directly, contributorily, by inducement or otherwise), or misappropriated any of the Business IP and (B) no Person is infringing (directly, contributorily, by inducement or otherwise) or misappropriating any of the Business IP.

(viii)        Ibis has sufficient right, title and interest in and to the Business IP: (A) to conduct the Business, including the development, manufacture and commercialization of the T5000 Biosensor System (including the [***]) and the assay kits specifically listed in the [***] on a worldwide basis, with no payment obligation to any Person, except pursuant to an IP Contract, and (B) to make, have made, import, use, offer for sale, or sell any product (including [***]) currently marketed by the Business and the assay kits specifically listed in the [***] [***] without infringing (directly, contributorily, by inducement or otherwise), misappropriating or conflicting with any Intellectual Property rights of any Person.  The Business IP is and will be as of the Closing Date, owned by or available for use by Ibis on terms and conditions identical to those under which it was owned or used by Ibis and the Business prior to the date hereof.

(ix)           To Isis’ or Ibis’ Knowledge, Ibis has sufficient right, title and interest in and to the Business IP: (A) to develop, manufacture and commercialize the [***] on a worldwide basis, with no payment obligation to any Person, except pursuant to an IP Contract made available to AMI, and (B) to make, have made, import, use, offer for sale, or sell the [***] without infringing (directly, contributorily, by inducement or otherwise), misappropriating or conflicting with any Intellectual Property rights of any Person.

(x)            No funding, facilities or resources of a Governmental Authority, university, college, other educational institution or research center or funding from third parties was used in the development of any of the Business IP and no Governmental Authority, university, college, other educational institution or research center has any claim or right in or to any of the Business IP.

(xi)           Each current or former employee of each Isis Party or any of their respective Affiliates, who was involved in, or who contributed to, the creation or development of any Business IP, executed the standard form of proprietary rights agreement set forth in Schedule 5.1(l)(xi) upon commencement of his or her employment and each such current or former employee and any consultant or independent contractor who was involved in, or who contributed to, the creation or development of any Business IP has validly assigned all right, title and interest in and to such Business IP to Ibis.

(xii)          None of the Transaction Documents nor the transactions contemplated by any of the Transaction Documents would result in or reasonably be expected to result in:  (A) Ibis, AMI or any of their respective Affiliates granting to any Person any right to or with respect to any Intellectual Property owned by, or licensed to, any of them as a result of any Encumbrance or Contract to which, Ibis or any of their Affiliates is a party or bound by, (B) other than standard non-solicitation agreements entered into in the ordinary course of business and made available to AMI, Ibis, AMI or any of their respective Affiliates being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses as a result of any Encumbrance or Contract to which Isis, Ibis or any of their Affiliates is a party or bound by, (C) other than as contemplated by the Acquisition Agreement, Ibis, AMI or any of their respective Affiliates being obligated to pay any royalties or other material amounts, to increase or accelerate any royalty or payment obligation, or to offer any discounts, to any Person as a result of any Encumbrance or Contract to which Isis, Ibis or any of their Affiliates is a party or bound by, or (D) any adverse effect on Ibis’ right, title or interest in and to any of the Business IP.

(xiii)         All components of the current version of the T5000 Biosensor System perform in all material respects in accordance with their currently advertised, displayed, distributed or published specifications.  All services that have been performed in the conduct of the Business were performed in material conformity with the terms and requirements of the related Contracts and all Applicable Laws.  All Software included in the Business IP is free of any disabling codes or instructions, timer, copy protection device, clock, counter or other limiting design or routing and any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other similar disabling codes, Software routines or hardware components.  No open source, public source or other Software that is licensed pursuant to a license that purports to require the distribution of, or access to, source code or purports to restrict one’s ability to charge for distribution of Software (including, without limitation, any version of any Software licensed pursuant to any GNU general public license or limited general public license or other Software), was used in, incorporated into, integrated or bundled with any Software that has been used in the T5000 Biosensor System or any other product that has been distributed or is currently distributed.  Ibis does not have any plans to include any such Software in any such system or Product.  The source code for all Software included in the Business IP is sufficiently documented such that a software programmer of ordinary skill would be able to maintain and modify such source code using reasonable efforts.

(xiv)        Without limiting any other representation or warranty herein, the computer and other information technology systems and networks owned or contracted for by Ibis have been maintained in accordance with normal industry practice, are in good operating condition and repair (except for ordinary wear and tear) and are sufficient for the operation of the Business.  Each of Ibis and Isis has taken all reasonably necessary action to safeguard the computer and other information technology systems and networks used in the operation of the Business and there has been no unauthorized intrusions or breaches of the security of the computer and other information technology systems and networks used in the Business that have materially compromised or are currently materially compromising the security, integrity or operations of such systems or networks.

(xv)         The individuals identified as the outside counsel involved in the development or prosecution of the Business IP on Schedule 1Section 1(qq) represent the outside counsel who have provided Isis or Ibis strategic legal and Intellectual Property advice related to the Business IP and the Ibis Business during the three (3) years prior to the Closing Date.

(m)  Compliance with Other Instruments.  Neither Ibis nor, with respect to the Business, Isis is in violation or default of any term of its charter documents, each as amended, or of any provision of any Contract to which it is party or by which the Business is bound or of any judgment, decree, order or writ.

(n)   Litigation.  There is no Claim pending or, to Isis’ or Ibis’ Knowledge, threatened against Ibis or, with respect to the Business, Isis (or against any Ibis or Isis employee (in their capacity as such)), at Law or in equity, or before or by any Governmental Authority, and to Isis’ or Ibis’ Knowledge, there is no reasonable basis for any of the foregoing.  Neither Ibis nor, with respect to the Business, Isis is subject to any outstanding order, judgment, or decree issued by any Governmental Authority or any arbitrator.  Neither Ibis nor any of its Affiliates has received any opinion or memorandum or advice from legal counsel to the effect that Ibis or the Business is or was exposed, from a legal standpoint, to any material liability.

(o)   Tax Matters.

(i)            [Ibis has not been required to file any Tax Returns.]  All Taxes owed and due by Ibis have been paid.  No claim has ever been made by an authority in any jurisdiction that Ibis is or may be subject to taxation by that jurisdiction.  There are no Encumbrances on any of the assets used by Ibis that arose in connection with any failure (or alleged failure) to pay any Tax.  Schedule 5.1(o)(i) contains a list of states, territories and jurisdictions (whether foreign or domestic) in which Ibis is required to file Tax Returns.

(ii)           Ibis has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing by Ibis to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed.

(iii)          There is no dispute or claim concerning any Tax liability of Ibis either (A) claimed or raised by any Governmental Authority or (B) as to which Isis or Ibis has Knowledge.

(iv)          Neither Ibis nor, with respect to the Business, Isis, has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(v)           To Isis’ or Ibis’ Knowledge based in good faith on advice of Deloitte & Touche LLP, (A) Ibis and Isis are and will be members of the same consolidated group, as such term is defined by Treasury Regulation § 1.1502-1(h), with Isis being the common parent of such consolidated group for all taxable years through and including the Closing and (B) unless the provisions of the Code pertaining to filing Tax Returns as a consolidated group are amended prior to the Closing, Ibis and Isis will be eligible to file a consolidated Tax Return in lieu of separate Tax Returns with respect to income Tax imposed by Chapter 1 of the Code for all taxable years through and including the Closing.

(vi)          Ibis is not and will not at the Closing be a party to any oral or written Tax sharing agreements or arrangements.

(p)   Employees.

(i)            Neither Ibis nor, with respect to the Business, Isis, is party to any collective bargaining agreement.  There is no labor union organizing activity pending or, to Isis’ or Ibis’ Knowledge, threatened with respect to Ibis.  Each of Ibis and, with respect to the Business, Isis has complied with all applicable Laws relating to the employment of labor and, within the last five (5) years, neither Ibis nor Isis, with respect to the Business, has experienced any strike, work stoppage, lockout, grievance, unfair labor practice claim or other labor relation problem, including, without limitation, any written dispute with or Claim by former employees regarding termination and/or severance pay. To the Knowledge of Isis or Ibis, no executive, key employee or group of employees of Ibis has any plans to terminate employment with Ibis.  In the past three (3) years, Ibis and Isis have complied in all respects with the notification provisions (or paid severance in lieu thereof) of the WARN Act and applicable similar state or local laws.  No executive, key employee or group of employees of Ibis or the Business has been terminated or resigned their employment since the Investment Date.

(ii)           Schedule 5.1(p)(ii) contains a true and complete list of each employment (other than at-will offer letters with no severance, compensation term guarantee or material benefit), bonus, fringe benefit, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or other termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program or Contract and each other employee benefit plan, program or Contract sponsored, maintained or contributed to or required to be contributed to by Ibis, or by any trade or business, whether or not incorporated (an “ERISA Affiliate”), that together with Ibis or Isis would be deemed a “single employer” under Section 414(b), (c), (m) or (o) of the Code, for the benefit of any current or former employee or director of Ibis (the “Plans”). Schedule 5.1(p)(ii) identifies each Plan that is an “employee welfare benefit plan” or “employee pension benefit plan” as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the “ERISA Plans”).

(iii)          Neither Ibis nor Isis has any formal plan or binding commitment to create any additional Plan or modify or change any existing Plan that would affect any current or former employee or director of Ibis, except as required by Applicable Law or to conform such Plan to the requirements of any Applicable Law.  Except for the Master Agreement and this Agreement, there are no Contracts or omissions that would prevent or impair any Plan (including any Plan covering retirees or other former employees) from being amended or terminated by Ibis or Isis prior to or at the Closing, or, with respect to the Plans listed on Schedule 5.1(p)(xii) if any, by Ibis or AMI (or any successor thereto) on or at any time after the Closing.

(iv)          Neither Isis nor Ibis has incurred and has no reason to expect that either will incur any liability to the Pension Benefit Guaranty Corporation (other than premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code or any Applicable Law with respect to any employee pension benefit plan that Isis or Ibis, or any other entity that together with Isis or Ibis is treated as a single employer under Section 414 of the Code, maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute.

(v)           Neither Ibis nor Isis, nor any of the ERISA Plans, nor any trust created thereunder, nor to Isis’ or Ibis’ Knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which Ibis could be subject to any material liability for either a civil penalty assessed pursuant to Sections 409 or 502(i) of ERISA or a tax imposed pursuant to Sections 4975, 4976 or 4980B of the Code.

(vi)          Each Plan is in all material respects in compliance, and has been administered in all material respects in accordance, with the applicable provisions of ERISA, the Code and all other Applicable Laws, including, but not limited to, medical continuation under Section 4980B of the Code.  Neither Isis nor Ibis has (A) engaged in any transaction prohibited by ERISA or the Code; (B) breached any fiduciary duty owed by it with respect to the Plans; or (C) failed to file and distribute timely and properly all reports and information required to be filed or distributed in accordance with ERISA or the Code.

(vii)         Other than routine claims for benefits, there are no Claims, Internal Revenue Service or Department of Labor compliance programs or other proceedings pending or, to Isis’ or Ibis’ Knowledge, threatened against or otherwise involving any Plan.

(viii)        Each Plan which is intended to be qualified under Section 401(a) of the Code (A) has been amended to reflect all requirements under the Code which are required to be adopted prior to the end of the applicable remedial amendment period and (B) has received from the Internal Revenue Service a favorable determination letter which considers the terms of the Plan as amended for such changes in Law.

(ix)           None of the Plans obligates Isis or Ibis either (A) to pay any separation, severance, termination or similar benefit to Ibis Employees or (B) to make an excess parachute payment within the meaning of Code Section 280G.

(x)            No Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Ibis after retirement or other termination of service (other than (A) coverage mandated by any Applicable Law, (B) death benefits or retirement benefits under any employee pension benefit plan or (C) benefits, the full direct cost of which are borne by the current or former employee (or beneficiary thereof)).

(xi)           To Isis’ or Ibis’ Knowledge, other than as provided under the terms of the Plans, neither Ibis nor Isis has made any representation or commitment to, or entered into any formal or informal understanding with, any Ibis employee with respect to compensation, benefits, or terms of employment to be provided by AMI or Ibis or any of their respective Affiliates at or subsequent to the Closing.

(xii)          Except for the Permitted Employee Compensation Plan, Ibis neither sponsors nor maintains nor has any liability for (A) any of the Plans or (B) any other employee benefit plans or arrangements.

(xiii)         All contributions, premiums or payments under or with respect to each Plan which are or were due have been paid.

(q)   Compliance with Laws; Licenses.

(i)            Ibis, the Business and, with respect to the Business, Isis are not in material violation of any Law.  Ibis, the Business, and, with respect to the Business, Isis and Ibis’ and Isis’ Representatives have complied with, and are in material compliance with, all Applicable Laws, including, without limitation, the federal Food, Drug, and Cosmetic Act, as amended and regulations promulgated thereunder, and all U.S. Food and Drug Administration (“FDA”) or its foreign equivalent regulations governing, among other things, the protection of human subjects and regulations governing clinical investigators.  No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of the Transaction Documents or the Transfer of the Remaining Shares.

(ii)           Ibis holds all Licenses necessary for the operation or conduct of the Business (including pursuant to Environmental Laws).  Schedule 5.1(q)(ii) sets forth a list of all Licenses material to the Business (the “Material Licenses”).  Ibis is and has been in compliance with all terms and conditions of such Material Licenses and all Material Licenses may be relied upon by Ibis immediately following the Closing for the lawful operation of the Business as conducted on and prior to the date hereof.  Each Material License is valid, binding and in full force and effect and Ibis and the Business have complied in all material respects with all requirements of and are not in default under any Material License and have not received written or, to Isis’ or Ibis’ Knowledge, oral notice that the Business or Ibis is in violation of any of the terms or conditions of such Material License.  No loss or suspension of any License nor any proceeding or investigation which is seeking such a loss or suspension is pending or, to Isis’ or Ibis’ Knowledge, threatened.  Neither Ibis nor Isis is operating under any written or oral formal or informal agreement or understanding with any licensing authority, Regulatory Authority or any other Governmental Authority which restricts the conduct of the Business or requires Ibis or, with respect to the Business, Isis, to take or refrain from taking any actions.

(r)    Environment, Health and Safety.  Ibis and the Business have at all times materially complied with and are in material compliance with all Environmental Laws,

including, without limitation, all Licenses and other authorizations that are required pursuant to Environmental Laws for the ownership and occupation of the assets used by Ibis and the operation of the Business. Neither Ibis nor Isis, with respect to the Business is aware of or has reason to be aware of or has received any notice, request for information, report, order, directive, communication or other information, written or oral, regarding any actual or alleged violation of Environmental Laws, or any Claims or other liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) arising under Environmental Laws, relating to the Business, the Real Property or Ibis, which has not been resolved without liability to Ibis.  Neither Ibis nor its Affiliates nor any of its legal predecessors has, in violation of Environmental Laws, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released, or exposed any Person to, any Hazardous Materials, or owned or operated any property or facility (and no such property or facility including the Real Property is contaminated by any such Hazardous Materials) so as to give rise to any current or future liability under Environmental Laws, including without limitation, any liability to investigate, remediate, cleanup, monitor or take any similar actions with respect to the environmental condition of any property (whether owned or non-owned), facility or treatment, storage or disposal facility.  None of the following exists or to Isis’ or Ibis’ Knowledge, has ever existed at the Real Property: underground storage tanks, septic tanks, asbestos containing materials, polychlorinated biphenyls, lead-based paint, urea-formaldehyde, dumps, landfills, or waste disposal areas, sumps, pits, lagoons, surface impoundments or wetlands, or any contamination of any kind of the surface, subsurface, groundwater or surface water.  Ibis has not assumed or become subject to, whether expressly or by operation of Law, any liabilities of any other Person arising under Environmental Laws or pursuant to any type of agreement.  The consummation of the transactions contemplated by this Agreement do not impose any obligation on the Business under any Environmental Law or require notification to or consent of any Governmental Authority or third party pursuant to any Environmental Law.  Ibis has provided to AMI copies of all material environmental Licenses, reports, audits, assessments, and investigations, and any other material environmental documents, relating to Ibis or the Business to the extent the foregoing are in the possession, custody, or control of Isis or any of its Affiliates or Ibis.

(s)   Offering Valid.  Assuming the accuracy of the representations and warranties of AMI contained in Section 5.2 hereof, the offer and sale of the Remaining Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws.  Neither Isis nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Remaining Shares to any Person or Persons so as to bring the sale of such Remaining Shares by Isis within the registration provisions of the Securities Act or any state securities Laws.

(t)    Financial Statements.  Schedule 5.1(t) attached hereto contains the following financial statements (collectively the “Financial Statements”): (i) the profit and loss statement for the Division for the fiscal year ended December 31, 2007 and (ii) the profit and loss statement for Ibis and the related balance sheet (the “Most Recent Balance Sheet”) for the [            ] month period ended [                ].  The Financial Statements have been prepared in accordance with GAAP throughout the periods covered thereby, present fairly in all material respects the financial condition of Ibis or the Division (as the case may be) as of such dates and the results of operations of Ibis or the Division (as the case may be) for such periods, and are materially correct and complete and consistent with the books and records of Ibis (which books and records are materially correct and complete).

(u)   Subsequent Events.  Since the date of the Most Recent Balance Sheet, there has not been any material adverse change in the business, assets, liabilities, condition (financial or otherwise), operations, operating results, prospects, customer relations or supplier relations of Ibis and Ibis has and Isis has caused Ibis to conduct the Business in the ordinary course.  Since the date of the Most Recent Balance Sheet:

(i)            Ibis has not sold, leased, transferred, or assigned any of its assets to a third party, tangible or intangible, other than inventory in the ordinary course of business;

(ii)           No party (including Ibis or Isis) has accelerated, terminated, modified, or canceled any material Contract (or series of related Contracts) to which Ibis is or was a party or by which the Business is or was bound;

(iii)          Ibis has made capital expenditures consistent with its normal course of operations;

(iv)          Ibis has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property over $50,000 in the aggregate;

(v)           Ibis has not granted any increase in the base compensation of any employee, except in the ordinary course of business (including as to amount) or any bonus to, any employee, other than in the ordinary course of business;

(vi)          Ibis has not amended, modified, or terminated any Plan;

(vii)         Ibis has not entered into any transaction with any of its directors, officers, employees or Affiliates, except for transactions with its employees in the ordinary course of business;

(viii)        Neither Ibis nor Isis has licensed, sublicensed, allowed any Encumbrance to exist on, abandoned, or permitted to lapse any Business IP or, except in the ordinary course of business, disclosed any Confidential Information of Ibis or the Business to any Person (other than AMI and AMI’s Representatives);

(ix)           Ibis has not made a change in its accounting methods; and

(x)            Ibis has not committed in any binding manner to any of the foregoing.

(v)   Brokers’ Fees.  There are no brokerage commissions, finders’ fees or similar compensation due in connection with the transactions contemplated by the Transaction Documents based on any arrangement or agreement made by or on behalf of Isis or Ibis.  To the extent there are any brokerage commissions, finders’ fees or similar compensation due in connection with the transactions contemplated by the Transaction Documents to [***], Isis shall be solely liable for any and all such amounts.

(w)  Leased Real Property.

(i)            Ibis does not own any real property and the ownership of any real property is not necessary for the operation of the Business.  Ibis does not lease, sublease, license or otherwise grant any Person the right to use any real property.  Neither Isis nor any of its Affiliates leases, subleases, licenses or occupies any real property used or occupied by, or necessary for the operation or conduct of, the Business.

(ii)           Schedule 5.1(w)(ii) sets forth the names of the lessor and lessee, the address of each parcel of real property used by Ibis (collectively, the “Leased Real Property”), and a list of all leases, subleases, licenses and other agreements (whether written or oral) (collectively, “Leases”) for each such Leased Real Property.  None of the Leases is a ground lease.  Ibis and Isis have delivered to AMI a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease.  Ibis does not own any structures, improvements or fixtures located on any Leased Real Property (collectively, “Leasehold Improvements”) and no Leasehold Improvements other than those provided to Ibis under the Corporate Services Agreement are material to the operation of the Business.

(iii)          Each such Lease is legal, valid, binding, enforceable and in full force and effect.

(iv)          Neither Ibis nor, to Isis’ or Ibis’ Knowledge, any other party to a Lease is in breach or default under such Lease, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, could reasonably be expected to constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease and neither Ibis nor Isis has received notice that the Leased Real Property is in violation of any Applicable Law.

(v)           No security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full.  Neither Ibis nor any other Person owes any brokerage commissions, finder’s fees, free rent or allowances with respect to such Lease.

(x)    Contracts.

(i)            Schedule 5.1(x)(i) lists the following Contracts relating to the Business or to which Ibis is a party:  (A) Contract for the employment of any officer, individual employee, or other Person on a full-time, part-time, consulting, or other basis or Contract relating to loans to officers, directors, employees or Affiliates; (B) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging, or otherwise placing an Encumbrance on assets or Capital Stock of Ibis; (C) lease or agreement under which Ibis is the lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease or agreement for real or personal property under which the aggregate annual consideration is less than or equal to

$25,000; (D) lease or agreement under which Ibis is the lessor of or permits any Person to hold or operate any property, real or personal, owned or controlled by Ibis; (E) distribution or franchise agreement; (F) agreement with a term of more than six months and (1) which is not terminable by Ibis upon less than 90 days’ notice without penalty or (2) which involves aggregate annual consideration in excess of $25,000; (G) agreements relating to ownership of or investments in any business or enterprise, including joint ventures and minority equity investments; (H) Contract prohibiting it from freely engaging in any business or competing anywhere in the world; (I)  except as otherwise disclosed on Schedule 5.1(x)(i) any other Contract or group of related Contracts with the same party or group of affiliated parties that involves aggregate annual consideration from or to Ibis in excess of $100,000; or (J) any Contract that is otherwise material to Ibis and/or the Business, including, without limitation, any IP Contract or Government Contract, whether or not entered into in the ordinary course of business and whether or not performance thereunder has been completed.  All of the Contracts and other similar arrangements set forth on or required to be set forth on Schedule 5.1(x)(i) (the “Ibis Contracts”).

(ii)           All of the Ibis Contracts are valid, binding, enforceable and in full force and effect, and the transactions contemplated by the Transaction Documents will not cause such Contracts to cease to be valid, binding, enforceable and in full force and effect on identical terms following the Closing.  Each of Isis or Ibis, as applicable, and, to Isis’ or Ibis’ Knowledge, each counterparty thereto has performed all material obligations required to be performed by it and is not in default under or in breach of or in receipt of any claim of default or breach under any Ibis Contract.  No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by either Ibis or Isis or, to Isis’ or Ibis’ Knowledge, any other party under any such Ibis Contract.  Neither Isis nor Ibis has received notice of the intention of any party to cancel or terminate any Ibis Contract and, to Isis’ or Ibis’ Knowledge, there has not been any breach or anticipated breach by the other parties to any such Ibis Contract.

(iii)          Isis has provided AMI with a true and correct copy of all Ibis Contracts in each case together with all amendments, waivers, or other changes thereto (all of which are disclosed on Schedule 5.1(x)(i)).  Schedule 5.1(x)(i) contains an accurate and complete description of all material terms of all oral Contracts referred to therein.

(y)   Insurance.  Schedule 5.1(y) attached hereto lists and briefly describes each insurance policy maintained by Ibis or Isis with respect to the Business (the “Insurance Policies”), together with a claims history for the past five (5) years for Ibis and, with respect to the Business, Isis.  All of the Insurance Policies are in full force and effect, and neither Ibis nor Isis with respect to the Business is in default with respect to its obligations under any such insurance policy and neither Ibis nor Isis, with respect to the Business has been denied insurance coverage.  Neither Ibis nor Isis, with respect to the Business has any self-insurance or co-insurance programs.

(z)    Customers and Suppliers. Schedule 5.1(z) accurately sets forth a list of the Business’ top ten customers by revenue for the fiscal year ended [December 31, 2007] and the [        ] month period ended [                        ].  Except as set forth on Schedule 5.1(z), neither Isis nor Ibis has received any indication from any material customer of the Business or any Governmental Authority to the effect that, and neither Isis nor Ibis has any reason to believe that, such customer or Governmental Authority will in the future stop, or materially decrease the rate of buying products or services from the Business.  Schedule 5.1(z) also accurately sets forth a list of the Business’ top ten suppliers by dollar amount for the [        ] month period ended [                        ].  Except as set forth on Schedule 5.1(z), neither Isis nor Ibis has received any indication from any material supplier of the Business to the effect that, and neither Isis nor Ibis has any reason to believe that, such supplier will stop or materially decrease the rate of providing products or services to the Business and its customers.  Neither Isis nor Ibis is involved in any material dispute with any customer or supplier of or to the Business.

(aa) No Material Adverse Effect.  Since September 30, 2007, there has been no Material Adverse Effect.

(bb) Names and Locations.  During the five-year period prior to the date hereof, neither Ibis nor the Business has used any name or names under which it has invoiced account debtors or maintained records concerning the assets used in the operation of the Business, other than Ibis Biosciences, Inc. and all of the assets used in the operation of the Business are located at the Leased Real Property.

(cc) Directors, Officers and Bank Accounts.  Schedule 5.1(cc) (i) sets forth a true and correct list of the directors and officers of Ibis and the title of each such officer.  Schedule 5.1(cc) (ii) lists all of Ibis’ bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto).

(dd) Regulatory Filings.  Ibis and Isis have made available for inspection by AMI all material registrations, filings or submissions made with any Regulatory Authority or the SEC, and reports of audits ever issued by any Governmental Authority made by or with respect to Ibis or the Business.  Ibis or Isis has timely filed, or caused to be timely filed, all material reports, statements, documents, registrations, filings or submissions required to be filed by Ibis or the Business with any Governmental Authority in connection with the operation of Ibis or the Business.  All such registrations, filings and submissions are in material compliance in all respects with all Laws when filed or as amended or supplemented, and no deficiencies have been asserted by any such Governmental Authority with respect to such registrations, filings or submissions.

(ee) Disclosure.  Neither the Transaction Documents, nor any of the Schedules delivered in connection herewith or therewith, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.  To Isis’ or Ibis’ Knowledge, there is no event, circumstance or other fact which Isis or Ibis has not disclosed to AMI in writing which has had or would reasonably be expected to have a Material Adverse Effect.

5.2           Representations And Warranties Of AMI.  As a material inducement to Isis to enter into this Agreement, AMI hereby represents and warrants to Isis that, except as set forth in the corresponding Section of the Disclosure Schedules, the following representations and warranties are as of the date hereof, and will be as of the Closing Date, true and correct:

(a)   Power and Authority.  AMI has the power, authority and the legal right to enter into the Transaction Documents and to perform its obligations hereunder and thereunder, and it has taken all necessary action required to authorize the execution and delivery of each such agreement and the performance of its obligations hereunder and thereunder.

(b)   Enforceability. Each of the Transaction Documents has been duly executed and delivered on behalf of AMI and constitutes its legal, valid and binding obligation and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other Laws of general application affecting the enforcement of creditor rights.

(c)   Governmental Authority; Consents.  All necessary consents, approvals and authorizations of all Governmental Authorities and other parties required to be obtained by AMI in connection with the execution and delivery of the Transaction Documents and the performance of its obligations hereunder and thereunder have been obtained.

(d)   No Conflicts.  The execution and delivery of the Transaction Documents by AMI and the performance of its obligations hereunder and thereunder (i) do not conflict with or violate any requirement of Applicable Law or any provision of its certificate of incorporation or bylaws and (ii) do not require any notice, conflict with, violate, or breach or constitute a default or require any consent not already obtained or give rise to any termination or acceleration right under, any contractual obligation by which such Party is bound.

(e)   Due Organization; Qualification.  AMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into the Transaction Documents and to perform its obligations hereunder and thereunder.

(f)    Investment Representations.  AMI understands that the Remaining Shares have not been registered under the Securities Act.  AMI also understands that the Remaining Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon AMI’s representations contained in this Agreement.  AMI hereby represents and warrants as follows:

(i)            AMI Bears Economic Risk.  AMI may be required to bear the economic risk of its investment in the Remaining Shares indefinitely unless the Remaining Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

(ii)           Acquisition for Own Account.  AMI is acquiring the Remaining Shares for AMI’s own account for investment only, and not with a view towards their distribution.

(iii)          Accredited Investor.  AMI represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(iv)          Ibis Information.  Ibis and Isis have given AMI an opportunity to discuss Ibis’ business, management and financial affairs with directors, officers and management of Ibis and AMI has had an opportunity to review Ibis’ operations and facilities.

(v)           Rule 144.  AMI acknowledges and agrees that the Remaining Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  AMI has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Ibis, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(g)   Legends.  AMI understands and agrees that the certificates evidencing the Remaining Shares will bear legends relating to restrictions on Transfer under federal and state securities Laws and legends required under applicable state securities Laws.

Section 6.      RESERVED.

Section 7.      PRE-CLOSING COVENANTS.  The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

7.1           General.  Each of the Parties shall use its commercially reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

7.2           Affirmative Covenants of Isis and Ibis.  Except as otherwise contemplated by this Agreement, between the date hereof and the Closing, each of Isis, with respect to the Business, and Ibis shall:

(a)           conduct the Business only in the ordinary course; use commercially reasonable efforts to carry on the Business in the same manner as currently conducted and to keep Ibis’ business organization and properties intact, including its business operations, physical facilities, working conditions, executives and key employees and Ibis’ and the Business’ relationships with lessors, licensors, suppliers, customers, carriers, consultants, independent contractors and others having business relations with Ibis or the Business;

(b)           keep in full force and effect Ibis’ organizational existence and all of its and the Business’ assets, Contracts, rights, franchises, and Business IP and use commercially reasonable efforts to cause Ibis’ and the Business’ current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse;

(c)           maintain the Real Property and other assets of Ibis (including the Business IP) in good repair, order and condition (normal wear and tear excepted) consistent with current needs, replace in accordance with prudent practices inoperable, worn out or obsolete assets with assets of good quality consistent with prudent practices and current needs and, in the event of a casualty, loss or damage to any of such assets or properties before the Closing Date, either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by Isis and AMI; and

(d)           maintain the books, accounts, and records of Ibis consistent with past practice and make capital expenditures at levels consistent with the past practices of Ibis and the Business.

7.3           Negative Covenants of Isis.  Except as expressly contemplated by this Agreement or as set forth on Schedule 7.3, between the date hereof and the Closing, Ibis shall not and, with respect to Ibis and the Business, Isis shall not and shall cause Ibis not to:

(a)           amend or waive any provision of Ibis’ Certificate of Incorporation;

(b)           take any action that would reasonably be expected to adversely affect the rights, preferences or privileges of the Shares, the Additional Shares or the Remaining Shares;

(c)           take any action by written stockholder consent of Ibis without at least 2 Business Days prior written notice to AMI;

(d)           redeem, repurchase, pay or declare dividends or other distributions with respect to any Capital Stock of Ibis;

(e)           issue any Capital Stock of Ibis or any rights to acquire Capital Stock of Ibis;

(f)            authorize or designate, whether by reclassification or otherwise, any new class or series of Capital Stock of Ibis or any increase in the authorized or designated number of any such class or series of Capital Stock of Ibis;

(g)           enter into any transaction of merger, consolidation or sale of control, or liquidate, reorganize, recapitalize, wind up or dissolve Ibis, or Transfer any portion of Ibis’ Capital Stock, properties, assets or business other than transfers of inventory in the ordinary course of business;

(h)           sell, transfer, assign, license or sublicense, or allow any Encumbrance on any Business IP other than (i) rights of the U.S. federal government in Intellectual Property pursuant to the Government Contracts set forth on Schedule 5.1(l)(iii) or new Government Contracts entered into in the ordinary course of business and (ii) end user license agreements related to the Software embodied in the T5000 Biosensor Systems that are issued in the ordinary course of business solely to purchasers of T5000 Biosensor Systems;

(i)            abandon or permit to lapse any Business IP other than patents expiring at the end of their statutory terms (and not as a result of any act or omission by either Ibis or Isis, including, without limitation, a failure to pay any required maintenance fees) and limitations to the scope of claims of any pending patent application made during the ordinary course of prosecuting such pending patent applications;

(j)            disclose any Confidential Information of the Business to any Person (other than AMI and its Representatives) other than in the ordinary course of business;

(k)           create, incur, guarantee, assume, or be liable for any Indebtedness, other than Permitted Indebtedness in the ordinary course of business;

(l)            subject any tangible asset of the Business to any Encumbrance, other than Permitted Encumbrances in the ordinary course of business and rights of the U.S. federal government in certain equipment purchased using government funds pursuant to (i) the Government Contracts set forth on Schedule 5.1(l)(iii) or (ii) new Government Contracts entered into in the ordinary course of business;

(m)          (i) make any loan to or enter into any transaction with any officer, employee, partner or Affiliate, (ii) increase any officer’s, employee’s or partner’s compensation outside the ordinary course of business, (iii) increase or accelerate any benefit, vesting schedule, obligation, subsidy or similar feature under any Plan outside the ordinary course of business, (iv) establish any Plan (except for the Permitted Employee Compensation Plan as contemplated by this Master Agreement), or (v) amend any Plan outside the ordinary course of business or commence making contributions to any multiemployer plan;

(n)           make any acquisition, by means of merger, consolidation or otherwise, or any disposition, of assets or Capital Stock of any other Person;

(o)           make any loans or capital contributions to, or investments in, any other Person, except advances to employees for reasonable expenses incurred in the ordinary course of business;

(p)           enter into any Contract or amend any Contract required to be disclosed or to have been disclosed on Schedule 5.1(l) or Schedule 5.1(x), except in the ordinary course of business;

(q)           enter into any strategic alliance, joint venture or joint marketing arrangement or agreement;

(r)            delay or defer maintenance or repairs on any of Ibis’ assets;

(s)           waive or release any material Claim of Ibis;

(t)            except as may be required by GAAP, make any material changes in policies or practices relating to selling practices, returns, discounts or other terms of the Business or accounting therefor, or in respect of the payment of trade payables or other similar liabilities incurred in connection with the operation of Ibis;

(u)           increase or decrease marketing or promotional spending in any material respect from the rates established as of the date hereof, other than in the ordinary course of business;

(v)           incur or guarantee any liability other than in connection with the performance or consummation of this Agreement;

(w)          incur or commit to incur any capital expenditures in excess of $100,000 which would be payable after the Closing;

(x)            take or omit to take any action that has or could reasonably be expected to have the effect of accelerating to pre-Closing periods sales that would otherwise be expected to occur after the Closing or otherwise in anticipation of the transactions contemplated hereby;

(y)           take or omit to take any action that has or could reasonably be expected to have the effect of decelerating to post-Closing periods any payments or liabilities that would otherwise be expected to occur prior to the Closing or otherwise in anticipation of the transactions contemplated hereby;

(z)            except as otherwise contemplated by this Agreement, pay, discharge, settle or satisfy any claim, liability or obligation or litigation (whether or not commenced prior to the date of this Agreement) outside the ordinary course of business;

(aa) take any other action which would reasonably be expected to interfere with, impede or materially delay the transactions contemplated hereby or dilute the benefits hereof to AMI and its Affiliates; or

(bb) commit, or enter into any agreement to do, any of the foregoing.

7.4           Notices and Consents.  Each of the Parties will give any notices to, make any filings with and use its commercially reasonable efforts to obtain any authorizations, consents and approvals of third parties and Governmental Authorities in connection with the matters referred to in Sections 5.1(c) (Governmental Authority; Consents) and 5.1(d) (No Conflicts) above, including without limitation the transfers of Licenses.

7.5           Full Access.  Ibis will cooperate with AMI in AMI’s investigation of Ibis and the Business, and Ibis will permit AMI and its employees, agents, accountants, attorneys, environmental consultants, and other authorized representatives to (i) have full access to the premises, books and records of Ibis and, to the extent related to the Business, Isis, upon reasonable prior notice during normal business hours, (ii) visit and inspect any of the properties of Ibis and, to the extent related to the Business, Isis, upon reasonable prior notice during normal business hours and (iii) discuss the affairs, finances and accounts of Ibis with the officers, directors, employees, key customers, suppliers and independent accountants of Ibis.

7.6           Transition Assistance.  From and after the date hereof, neither Isis nor Ibis will in any manner take or cause to be taken any action which is designed, intended or might reasonably be anticipated to have the effect of discouraging current or potential customers, suppliers, licensors, lessors, independent contractors, consultants, employees and other associates of Ibis or the Business from establishing or maintaining the same business relationships with AMI after the date of this Agreement as were maintained with Ibis or the Business prior to the date of this Agreement.

7.7           Notice of Developments.

(a)   Isis shall promptly (once Isis or Ibis obtains Knowledge thereof, but in any event within [***] of such Knowledge) inform AMI in writing of any inaccuracy in or breach of the representations and warranties contained in Section 5.1 or any breach of any covenant hereunder by Ibis or Isis.  No such disclosure by Isis pursuant to this Section 7.7, however, shall be deemed to cure any breach of any representation or warranty or covenant contained herein for purposes of determining the fulfillment of the conditions set forth in Sections 4.1(a) and 4.1(b) as of the Closing or for purposes of determining the liability of Isis with respect thereto under Sections 8.2(a)(i), 8.2(a)(ii) or 8.2(a)(iv).

(b)   AMI shall promptly (once AMI obtains Knowledge thereof, but in any event within three (3) Business Days of such Knowledge) inform Isis in writing of any inaccuracy in or breach of the representations and warranties contained in Section 5.2 or any breach of any covenant hereunder by AMI.  No such disclosure by AMI pursuant to this Section 7.7, however, shall be deemed to cure any breach of any representation or warranty or covenant contained herein for purposes of determining the fulfillment of the conditions set forth in Sections4.2(a) and 4.2(b) as of the Closing or for purposes of determining the accuracy of the representations and warranties contained in Section 5.2 and the liability of AMI with respect thereto under Section 8.2(c).

7.8           Exclusivity.

(a)   Until the Closing, neither Isis, nor Ibis nor any of their respective Affiliates shall (and each shall (i) cause its Representatives and (ii) instruct its investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, approve or recommend or participate in or initiate discussions or negotiations with, or provide any information to, any Person or group (other than AMI and its Representatives) concerning any Purchase Offer.

(b)   Isis shall promptly, but in any event within [***] [***], notify AMI of the existence of any attempted [***] by a non-intermediary principal received by Ibis or Isis or their respective Representatives, regarding any [***] and Ibis and Isis shall promptly, but in any event within [***] [***], communicate to [***] which they may receive (and will immediately provide to AMI [***] and the [***].  Isis and Ibis shall promptly provide to AMI any [***] provided to any other Person by or on behalf of Ibis or Isis in connection with [***].

7.9           Indebtedness and Intercompany Accounts.

(a)   Prior to the Closing, Isis (i) shall assume, extinguish, repay or contribute as equity, or shall cause to be assumed, extinguished, repaid or contributed as equity, all Indebtedness and ancillary obligations thereto owed by Ibis to any Person (including Isis and its Affiliates) (not including the amount of any Indebtedness that is Permitted Indebtedness under clauses (i) or (ii) of the Permitted Indebtedness definition that is owed to any Person other than Isis or any of its Affiliates), such that Ibis shall have no Indebtedness or ancillary obligations to any Person (not including the amount of any Indebtedness that is Permitted Indebtedness under clauses (i) or (ii) of the Permitted Indebtedness definition that is owed to any Person other than Isis or any of its Affiliates) and (ii) shall, and shall cause its Affiliates to, repay in full all Indebtedness and ancillary obligations thereto it or they owe to Ibis.

(b)   Prior to the Closing, Isis shall, and shall cause its Affiliates to, settle or extinguish all intercompany receivables and payables that were incurred on or prior to the Closing and that arose from transactions between Isis or its Affiliates (other than Ibis), on the one hand, and Ibis, on the other hand.

(c)   At the Closing, Isis shall cause to be delivered to AMI (i) the Remaining Shares free and clear of all Encumbrances, (ii) the assets of Ibis free and clear of all Encumbrances, other than Permitted Encumbrances and (iii) payoff letters with respect to any Indebtedness of Ibis to be paid by AMI at the Closing (in each case in form and substance reasonably satisfactory to AMI).

(d)   At or prior to the Closing, Isis and Ibis shall terminate the Corporate Services Agreement and shall amend the Contribution Agreement as reasonably requested by AMI.

7.10         Distribution of Cash and Grants Receivable.

Immediately prior to the Closing, Ibis may distribute (i) all of its cash and cash equivalents and (ii) Grants Receivable to Isis.

Section 8.              ADDITIONAL AGREEMENTS.

8.1           Survival.  The covenants in this Agreement shall survive the Closing indefinitely, except as otherwise provided herein.  The representations and warranties in this Agreement shall survive the Closing as follows:

(a)   the Fundamental Isis Representations and Fundamental AMI Representations shall terminate on [***];

(b)   the representations and warranties in Section 5.1(o) (Tax Matters), Section 5.1(p) (Employees) and Section 5.1(r) (Environment, Health and Safety) shall terminate [***] and the representations and warranties in Section 5.1(l) (Intellectual Property) shall terminate on the [***] anniversary of the Closing Date; and

(c)   all other representations and warranties in this Agreement shall terminate on the [***] anniversary of the Closing Date.

Notwithstanding the foregoing, claims for indemnification pursuant to Section 8.2 as to which the Indemnified Party has given the Indemnifying Party proper notice pursuant to Section 10.6 prior to the expiration of the applicable survival period shall survive such expiration until such claims are resolved by written agreement of the Parties or by order of a court of competent jurisdiction.

8.2           Indemnification.

(a)   Isis shall indemnify, defend and hold harmless AMI, Ibis, their respective officers, directors, shareholders, employees, representatives, agents and Affiliates (collectively, the “AMI Group”) against any Losses which any of them may suffer, sustain, or become subject to, as a result of:

(i)            the breach of any representation or warranty made by either Isis or Ibis in the Transaction Documents or in any certificate delivered by Isis or Ibis pursuant hereto or thereto;

(ii)           the breach of any covenant or agreement made by either Isis or Ibis in the Transaction Documents or in any certificate delivered by Isis or Ibis pursuant hereto or thereto;

(iii)          (A) any Plan of any entity that together with Ibis constitutes a controlled group of entities with Isis under Section 414(b), (c), (m) or (o) of the Code, (B) any former employee of Ibis or Isis who is not an Ibis Employee (regardless of when such Loss arises) and (C) any Ibis Employees, in each case, incurred on or prior to the Closing Date; and

(iv)          the conduct or operation of the Business or ownership or occupancy of the assets used in the Business on or prior to the Closing Date.

(b)   With respect to claims for indemnification pursuant to Sections 8.2(a)(i), 8.2(a)(iii) or 8.2(a)(iv) above, Isis will be liable to the AMI Group for any such Losses only if the aggregate amount of all such Losses relating to all such breaches exceeds [***], in which case Isis will be [***].  Notwithstanding the foregoing, the recovery limitations set forth in this Section 8.2(b) shall not apply to any Losses suffered as a result of the breach by Isis or Ibis of any [***].

(c)   AMI shall indemnify, defend and hold harmless Isis, its respective officers, directors, shareholders, employees and Affiliates (the “Seller Group”) against any Losses which any of them may suffer, sustain or become subject to, as the result of:

(i)            the breach of any representation or warranty made by AMI in the Transaction Documents or in any certificate delivered by AMI pursuant hereto or thereto;

(ii)           the breach of any covenant or agreement made by AMI in the Transaction Documents or in any certificate delivered by AMI pursuant hereto or thereto; and

(iii)          the conduct or operation of the Business or ownership or occupancy of the assets used in the Business after the Closing Date.

(d)   With respect to claims for indemnification pursuant to Sections 8.2(c)(i) and 8.2(c)(iii) above, AMI will be liable to the Seller Group for any such Losses only if the aggregate amount of all such Losses relating to all such breaches exceeds [***], in which case AMI will be [***].  Notwithstanding the foregoing, the recovery limitations set forth in this Section 8.2(d) shall not apply to any Losses suffered as a result of the breach by AMI of any [***].

(e)   If any third party shall notify any Party to this Agreement (the “Indemnified Party”) of any matter which may give rise to a claim (a “Third Party Claim”) for indemnification against any other Party to this Agreement (the “Indemnifying Party”) under this Section 8.2, then the Indemnified Party shall notify the Indemnifying Party thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have actually materially prejudiced the Indemnifying Party.  Once the Indemnified Party has given notice of the matter to the Indemnifying Party, the Indemnified Party shall defend against the matter in any manner it reasonably may deem appropriate.  The Indemnifying Party may, at its sole cost and expense, participate in the defense of such Claim with co-counsel of its choice.  Notwithstanding anything herein to the contrary, the Indemnifying Party shall not have the right to participate in such defense if the claim in which the Indemnifying Party seeks to participate (i) seeks non-monetary relief that does not seek to obtain a license or other access to, restrict the scope of, or adversely affect the enforceability of, any Intellectual Property controlled by the Indemnifying Party, (ii) involves criminal allegations against an Indemnified Party or (iii) is one in which the Indemnifying Party is also a party and joint representation would be inappropriate or there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party.  The Indemnified Party will not consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to the matter without the Indemnifying Party’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

(f)    None of the AMI Group or the Seller Group shall be entitled to recover any Losses relating to any matter arising under one provision of this Agreement to the extent that any such Person has already recovered Losses with respect to such matter pursuant to other provisions of this Agreement (including but not limited to the earnout payment reductions provided under Sections 2.3(a) and 2.3(b)) or the Master Agreement, it being understood and agreed that application of the foregoing provision shall not preclude the AMI Group from recovering any Losses incurred by the AMI Group in connection with the operation of the Business or the exploitation of the Business IP that are not [***].

(g)   In determining (i) whether any representation, warranty, covenant or agreement contained herein has been breached or (ii) the amount of any Loss with respect thereto, any materiality, Material Adverse Effect, or similar qualification contained therein shall be disregarded.

(h)           Indemnification for each Loss for which an Indemnifying Party, but for this Section 8.2(h), would be liable under Section 8.2(a) or Section 8.2(c) shall be reduced by the amount of any insurance proceeds actually paid to any member of the AMI Group or the Seller Group, as the case may be, by any unaffiliated third party with respect to such Loss, in each case net of any Losses incurred by any member of the AMI Group or the Seller Group as the case may be in collecting such proceeds or payments; provided that this Section 8.2(h) shall not limit in any respect the right of any member of the AMI Group or the Seller Group, as the case may be, to pursue indemnification from an Indemnifying Party hereunder or from recovering for any Loss not reduced to zero pursuant to this Section 8.2(h).  Nothing contained herein shall be deemed to cause any amounts for which a member of the AMI Group or the Seller Group, as the case may be, would ultimately be responsible, as a result of deductibles, self-insurance, indemnification of insurers, caps or similar items or arrangements, to not be subject to indemnification as “Losses” hereunder..

(i)    For Tax purposes, the parties agree to treat all payments made under this Section 8.2 as adjustments to the Purchase Price.

8.3           Press Release and Announcements.  On the date hereof, the Parties may issue a press release announcing [the execution of this Agreement//consummation of the transactions contemplated hereby](3) substantially in the form attached hereto as Exhibit E.  Each Party agrees not to issue any other press release or other public statement relating to or make any public filing with respect to the Transaction Documents or the transactions contemplated hereby without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed.  Each Party agrees to provide to the other Party a copy of any public announcement or public filing regarding the Transaction Documents or the subject matter thereof as far in advance as practicable under the circumstances prior to its scheduled release.  Except under extraordinary circumstances, each Party will provide the other with an advance copy of any such announcement at least [***] prior to its scheduled release.  The contents of any announcement or filing or similar publicity which has been reviewed, approved and released by the reviewing Party may be re-released by either Party without a requirement for advance notice or re-approval.

8.4           Expenses.  Except as otherwise provided herein, each of AMI and Isis will bear its own costs and expenses (including, without limitation, all legal, accounting, consulting, investment banking, brokerage and other fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided that all costs and expenses associated with obtaining third party consents with respect to Ibis Contracts or any Restricted Asset less than or equal to $[***] in the aggregate shall be borne by AMI and that, in accordance with Section 2.4, all such costs and expenses in excess of $[***] in the aggregate shall be borne by Isis; provided further, that the initial premerger notification and filing fee for HSR shall be borne by AMI, but any fees arising from any subsequent filings with respect thereto shall be borne equally by AMI and Isis.

8.5           Setoff.  AMI and Ibis shall have the right to set off any claim AMI or Ibis may have against Isis under this Agreement or the Transition Services Agreement against any amounts owing to Isis under this Agreement; provided that (i) AMI provides written notice to

(3) Timing of press release TBD.

Isis of such setoff claim and (ii) initiates the ADR process described in Exhibit C hereto.  AMI shall setoff any amounts pursuant to the foregoing by [***].

8.6           Certain Tax Matters.

(a)   Transfer Taxes.  All transfer, sales, use, stamp, registration and such Taxes and fees (including any penalties, interest and filing expenses) incurred in connection with this Agreement shall be paid by Isis, and Isis will prepare and file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, the Parties will, and will cause their Affiliates to, cooperate in the execution of such Tax Returns.  If AMI or one of its Affiliates is required to execute any Tax Return prepared by Isis under this section, Isis will provide a copy of such Tax Return to AMI at least 10 days prior to the anticipated filing of such Tax Return and AMI or its Affiliate shall execute the Tax Return, subject to Abbott’s reasonable approval.

(b)   Ad Valorem Taxes.  All real property Taxes, personal property Taxes, ad valorem obligations and similar Taxes imposed on a periodic basis, in each case levied on Ibis, other than transfer Taxes provided for in Section 8.6(a) above, for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Isis and AMI as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax period and the number of days of such taxable period included in the Post-Closing period.  Isis shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax period.  Within 90 days after the Closing, Isis and AMI shall present a reimbursement to which each is entitled under this Section 8.6(b) together with such supporting evidence as is reasonably necessary to calculate the proration amount; provided, that if the final Tax amount due for a taxable period that includes the Closing Date is not determined within such period, a reimbursement shall be based on the amount of the relevant Tax for the preceding taxable year, subject to an adjustment within 30 days after the final amount of such Tax is determined.  The proration amount shall be paid by the Party owing it to the other within 10 days after delivery of such statement.  Thereafter, Isis shall notify AMI upon receipt of any bill for real or personal property Taxes relating to Ibis, part or all of which are attributable to the Post-Closing Tax period, and shall promptly deliver such bill to AMI who shall pay the same to the appropriate taxing authority, provided that if such bill covers any portion of the Pre-Closing Tax period, Isis shall also remit prior to the due date of assessment to AMI payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax period.  In the event that either Isis or AMI shall thereafter make a payment for which it is entitled to reimbursement under this Section 8.6(b), the other Party shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting Party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.  Any payment required under this Section 8.6(b) and not made within 10 days of delivery of the statement shall bear interest at the Applicable Rate for each day until paid.

(c)   Tax Liability.

(i)            Isis shall, in accordance with Section 8.2(a) (except as explicitly provided in this Section 8.6), indemnify and hold harmless the AMI Group from any and all Losses arising from: (1) all Taxes (or the non-payment thereof) of Ibis for the Pre-Closing Tax Period, (2) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Ibis (or any predecessor thereof) is or was a member on or prior to the Closing Date, including pursuant to U.S. Treasury Regulation §1.1502-6 or any analogous or similar state, local, or foreign Law, and (3) any and all Taxes of any Person (other than Ibis) imposed on Ibis as a transferee or successor, by contract or pursuant to any Law, which Taxes relate to an event or transaction occurring before the Closing.

(ii)           To the extent there is any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts of Ibis for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which Ibis holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes of Ibis for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

(iii)          AMI shall, in accordance with Section 8.2(c) (except as explicitly provided in this Section 8.6), indemnify and hold harmless the Seller Group from any and all Losses arising from: (1) all Taxes (or the non-payment thereof) of Ibis for the Post-Closing Tax Period, (2) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Ibis (or any successor thereto) is a member after the Closing Date, including pursuant to U.S. Treasury Regulation §1.1502-6 or any analogous or similar state, local, or foreign Law, and (3) any and all Taxes of any Person (other than Ibis) imposed on Ibis as a transferee or successor, by contract or pursuant to any Law, which Taxes relate to an event or transaction occurring after the Closing.

(iv)          Isis’ and AMI’s obligations to indemnify for any Taxes under this Section 8.6 shall survive the Closing hereunder and continue until 30 days following the expiration of the statute of limitations on assessment of the relevant Tax.  Notwithstanding the foregoing, any claim for indemnification shall survive such termination date if the Indemnified Party, prior to such termination date, shall have advised the Indemnifying Party in writing of facts that constitute or may give rise to an alleged claim for indemnification under this Section 8.6.

(d)   Tax Returns.

(i)            Isis shall file or cause to be filed when due (taking into account any extensions received from the relevant Tax authorities) (1) all Tax Returns that are required to be filed with respect to Ibis on or before the Closing Date, and (2) all Tax Returns that are required to be filed after the Closing Date with respect to income Taxes of Ibis with respect to all Pre-Closing Tax Periods, and shall pay when due (X) any income Taxes due in respect of such Tax Returns, and (Y) any other Taxes due in respect of such Tax Returns that are due on or before the Closing Date.

(e)   Contest Provisions.

(i)            Isis shall have the sole right to control the conduct and resolution of any audit, litigation, contest, dispute, negotiation, or other proceeding with any Tax authority that relates to income Taxes of Ibis relating to a Pre-Closing Tax Period, including, without limitation, by selecting counsel of its choice to represent Ibis, unless Isis fails to assert such control within 30 days of receiving notice of such proceeding (each such proceeding for which Isis asserts such control, an “Isis Proceeding”); provided, that (1) Isis shall consult with AMI and keep AMI informed regarding the progress and any potential compromise or settlement of each Isis Proceeding; and (2) AMI shall be entitled to participate at its own expense in each Isis Proceeding and (C) Isis shall not settle or otherwise compromise any Isis Proceeding without the consent of AMI to the extent such settlement or compromise would have an adverse effect on AMI or Ibis with respect to a Post-Closing Tax Period, which consent shall not be unreasonably withheld, conditioned or delayed.

(ii)           AMI shall have the sole right to control the conduct and resolution of any audit, litigation, contest, dispute, negotiation, or other proceeding with any Tax authority relating to Taxes of Ibis that is not an Isis Proceeding, including, without limitation, by selecting counsel of its choice to represent Ibis (each such proceeding, an “AMI Proceeding”); provided, however, that (A) AMI shall consult with Isis regarding the progress and any potential compromise or settlement of any Isis Proceeding that relates to Taxes for which Isis may be liable pursuant to Section 8.6(c)(i) of this Agreement (an “Applicable AMI Proceeding”); (B) Isis shall be entitled to participate at its own expense in any Applicable AMI Proceeding; and (C) AMI shall not settle or otherwise compromise any Applicable AMI Proceeding without the consent of Isis to the extent such settlement or compromise would have an adverse effect on Isis or Ibis with respect to a Pre-Closing Tax Period, which consent shall not be unreasonably withheld, conditioned or delayed.

(iii)          Provided AMI fails to assert control over an Applicable AMI Proceeding within 30 days of receiving notice of such proceeding, Isis shall have the sole right to control the conduct and resolution of an Applicable AMI Proceeding with any Tax authority, including, without limitation, by selecting counsel of its choice to represent Ibis; provided, however, that (1) Isis shall promptly consult with AMI regarding the progress and any potential compromise or settlement of any Applicable AMI Proceeding; (2) AMI shall be entitled to participate at its own expense in any Applicable Isis Proceeding; and (3) neither Isis nor Ibis shall settle or compromise any Applicable AMI Proceeding without the prior written consent of AMI, which shall not be unreasonably withheld, conditioned or delayed.

(f)    Assistance and Cooperation.  From and after the Closing Date, each of Isis and AMI shall:

(i)            assist (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with this Section 8.6;

(ii)           cooperate fully in preparing for any audit, litigation, contest, dispute, negotiation, or other proceeding with any Tax authority regarding Taxes of Ibis;

(iii)          make available to the other party and to any Tax authority, as reasonably requested, all information, records, and documents relating to Taxes or Tax Returns of Ibis (including, without limitation, information necessary to file extensions and make estimated Tax payments); and

(iv)          furnish the other party with copies of all correspondence received from any Tax authority in connection with any applicable Isis Proceeding or AMI Proceeding.

(g)   Code § 338(h)(10) Election. At AMI’s option, Isis and AMI shall join in making an election under Code § 338(h)(10) (and any corresponding elections under state, local, or foreign tax law) (collectively a “§ 338(h)(10) Election”) with respect to the purchase and sale of the Shares, [the Additional Shares] and the Remaining Shares, unless and to the extent the Code is amended to prevent or limit the filing of a § 338(h)(10) Election. Isis will pay any Tax attributable to the making of the § 338(h)(10) Election and will indemnify the AMI Group against any Losses arising out of any failure to pay such Tax.

(h)   Allocation of Purchase Price. The Parties agree that the Purchase Price and the liabilities of Ibis (and other relevant items) will be allocated for tax purposes to the assets of Ibis in a manner consistent with Code §§  338 and 1060 and the regulations thereunder. AMI, Ibis and Isis shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

8.7           Further Assurances.  Isis will execute and deliver such further instruments of conveyance and transfer and take such additional action as AMI may reasonably request to effect, consummate, confirm or evidence the transfer to AMI of the Remaining Shares and the assets of the Business (including the Business IP and the Ibis Contracts), and Isis will execute such documents as may be necessary to assist AMI in preserving or perfecting its rights in the Shares, the Remaining Shares and the Business.  Except for the services, funding and facilities provided under the Corporate Services Agreement, to the extent any assets used in the Business on or prior to the Closing Date (including the Business IP and the Ibis Contracts) or necessary to conduct the Business as conducted on and prior to the Closing Date (including the Business IP and the Ibis Contracts) or as contemplated to be conducted after the Closing Date have not been duly and fully transferred to Ibis as of such date, Isis hereby covenants, at its sole cost and expense and without further consideration by AMI, to take all such actions as may be requested by AMI to promptly transfer such assets to Ibis or AMI’s designee.

8.8           Confidentiality.

(a)   Each Party agrees that for a period of three (3) years after the Closing Date, a Party (the “Receiving Party”) receiving or that has received Confidential Information of the other Party (the “Disclosing Party”) will (i) maintain and cause its Representatives to maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence other proprietary information of similar kind and value (it being understood and agreed that AMI shall have no obligation to maintain the confidentiality of any Ibis Confidential Information and that Isis shall have an obligation to maintain the confidentiality of all Ibis Confidential Information pursuant to this Section 8.8), (ii) not disclose such Confidential Information except to the Receiving Party’s employees or Affiliates having a need-to-know such Confidential Information solely for purposes of performing the Receiving Party’s obligations under the Transaction Documents, (iii) not disclose such Confidential Information to any Person without the prior written consent of the Disclosing Party, except for disclosures expressly permitted by the Transaction Documents, and (iv) not use such Confidential Information for any purpose except those expressly permitted by the Transaction Documents.  The provisions of this Section 8.8 shall supersede the provisions of Section 5.1, Section 5.2 and Section 5.3 of the Master Agreement which shall terminate and be of no further force or effect from and after the Closing Date.  Upon AMI’s request Isis will return or destroy (and certify to AMI any such destruction) all Confidential Information of AMI or its Affiliates and upon Isis’ request, AMI will return or destroy (and certify to Isis any such destruction) all Confidential Information of Isis that is not Confidential Information of Ibis; provided, that AMI may retain one (1) copy of Isis’ Confidential Information in Abbott’s confidential files.

(b)   To the extent (and only to the extent) that it is reasonably necessary, a Party may disclose Confidential Information belonging to the other Party in the following instances:

(i)            when defending litigation related to the Confidential Information to be disclosed;

(ii)           when complying with Applicable Laws (including, without limitation, the rules and regulations of the SEC or any national securities exchange, and compliance with Tax Laws) and with judicial process; and

(iii)          disclosure, in connection with the performance of the Transaction Documents and solely on a need-to-know basis, to employees or independent contractors (including without limitation consultants and clinical investigators), each of whom prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Section 8.8; provided, that the Receiving Party will remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 8.8 to treat such Confidential Information as required under this Section 8.8.

(c)   If and whenever any Confidential Information is disclosed in accordance with this Section 8.8, such disclosure will not cause any such information to cease to be Confidential Information except to the extent that such permitted disclosure results in a public disclosure of such information (other than by breach of this Agreement).  Except as prohibited by

Law, the Receiving Party will notify the Disclosing Party of the Receiving Party’s intent to make such disclosure pursuant to clauses (i) or (ii) of Section 8.8(b) sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action the Disclosing Party may deem appropriate to protect the confidentiality of the information.  In addition, in the event any Party proposes to file with any Governmental Authority a Transaction Document, including, without limitation, as an exhibit to a registration statement, periodic report, or current report, the Party proposing to make such filing will notify the other Parties of such intention and will work in good faith with the other Parties to obtain confidential treatment of any material terms of the Transaction Documents that such other Parties request be kept confidential (except to the extent advised by counsel or such Governmental Authority that confidential treatment is not available for such information).

(d)   At the Closing, Isis shall deliver to AMI all Confidential Information of the Business in Isis’ or its Affiliates’ possession and control and all copies thereof, in whatever form or medium, including, without limitation, written records, optical and magnetic media, and all other materials containing any such Confidential Information.  If AMI requests, Isis shall promptly provide written confirmation that all such materials have been delivered to AMI.

(e)   The existence and the terms and conditions of the Transaction Documents that the Parties have not specifically agreed to disclose pursuant to Section 8.8(b) or Section 8.3 will be considered Confidential Information of both Parties.  AMI and, subject to the terms of Section 7.8, Isis may disclose such terms to a bona fide potential investor, investment banker, acquirer, merger partner or other potential business partner of AMI or Isis, respectively, and their attorneys and agents, provided that each such Person to whom such information is to be disclosed is informed of the confidential nature of such information and has entered into a written agreement with the Party requiring such Person to keep such information confidential.

8.9           Noncompetition and Nonsolicitation.  The Parties hereby agree as follows:

(a)   Noncompetition.  During the period from the date hereof to and including the [***] anniversary of the Closing Date (the “Noncompete Period”), Isis and its Affiliates shall not engage in and shall not have any affiliation with any Person that engages in a line of business that competes with the Business as conducted on and prior to the Closing Date and as contemplated by Ibis and Isis to be conducted after the Closing Date, as reflected in the Offering Memorandum and the Management Presentations.  For purposes of this Section 8.9, the term “affiliation” shall mean any direct or indirect interest in such Person or enterprise, whether as an investor, partner, stockholder, operator, lender, trustee, joint venture contributor, licensor or consultant (other than passive investments by Isis of less than [***]% of the outstanding equity securities of any entity listed for trading on a national stock exchange or investments in less than [***]% of the outstanding equity securities by Isis in a Person engaged in drug discovery, development or commercialization).

(b)   Pre-Existing Business.  Notwithstanding the foregoing, if a Person becomes an Affiliate of Isis after the Closing Date, and such Person was engaged in a line of business that on or before the time such Person became an Affiliate of Isis, competed with the Business as conducted on and prior to the Closing Date and as contemplated by Ibis and Isis to be conducted after the Closing Date, as reflected in the Offering Memorandum and Management Presentations (a “Pre-Existing Business”), then the provisions of Section 8.9(a) will not apply to such Pre-Existing Business if (i) such third party does not [***] and (ii) appropriate protective measures and procedures are established by Isis and its Affiliates and such Person and its Affiliates to protect and safeguard the confidentiality of Abbott and Ibis Confidential Information.

(c)   No Solicitation of AMI Employees.  During the period from the date hereof to and including the [***] anniversary of the Closing Date (the “Nonsolicitation Period”), Isis (and until the Closing, Ibis) shall not and shall not permit any of their respective Representatives to directly or indirectly, (i) without the prior written consent of AMI, induce or attempt to induce any employee of AMI or any member of the Abbott Transaction Team to leave the employ of AMI or the applicable Abbott Affiliate, or in any way interfere with the relationship between AMI or the applicable Abbott Affiliates and any employee of AMI or any member of the Abbott Transaction Team, or Known consultant or independent contractor thereof or (ii) without the prior written consent of AMI, hire directly or through another entity any employee of AMI or any member of the Abbott Transaction Team or any Person who was an employee of AMI or a member of the Abbott Transaction Team who was employed by Abbott or any of its Affiliates during the [***] months prior to the date of such hiring, in each case to work for Isis or Ibis.

(d)   No Solicitation of Ibis or Isis Employees.  During the Nonsolicitation Period with respect to employees of Isis and until the Closing with respect to employees of Ibis, AMI and its Affiliates will cause AMI and the members of the Abbott Transaction Team not to, directly or indirectly, (i) without the prior written consent of Isis or Ibis (as the case may be), induce or attempt to induce any employee of Isis or Ibis to leave the employ of Isis or Ibis, or in any way interfere with the relationship between Isis or Ibis and any of their respective employees, or Known consultant or independent contractor thereof or (ii) without the prior written consent of Isis or Ibis (as the case may be), hire directly or through another entity any employee of Isis or Ibis or any Person who was an employee of Isis or Ibis who was employed by Isis or Ibis during the [***] months prior to the date of such hiring, in each case to work for AMI.

(e)   No Solicitation of Ibis Employees.  During the Nonsolicitation Period, Isis shall not and shall not permit any of its Representatives to directly or indirectly (i) without the prior written consent of AMI, induce or attempt to induce any employee of Ibis to leave the employ of Ibis, or in any way interfere with the relationship between Ibis and any employee, consultant or independent contractor thereof, (ii) without the prior written consent of AMI, hire directly or through another entity any employee of Ibis or any Person who was an employee of Ibis during the [***] months prior to the date of such hiring or (iii) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of Ibis, AMI or any of their respective Affiliates or the Business, to cease doing business with Ibis, AMI or any of their respective Affiliates or the Business.

For purposes of Sections 8.9(c), 8.9(d) and 8.9(e), “recruit,” “solicit” or “induce” shall not be deemed to mean (i) circumstances where an employee, consultant or independent contractor or former employee, consultant or independent contractor initiates contact with a Party with regard to possible employment, or (ii) general solicitations of employment not specifically targeted at specific employees of a Party, including responses to general advertisements.

Notwithstanding anything in this Section 8.9 to the contrary, if at any time a court holds that the restrictions stated in Section 8.9(a), Section 8.9(c), Section 8.9(d) or Section 8.9(e) or any part of any of the foregoing are unreasonable or otherwise unenforceable under circumstances then existing, the Parties hereto agree that the maximum period, scope or geographical area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.  The Parties acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of Section 8.9(a), Section 8.9(c), Section 8.9(d) or Section 8.9(e) and that, in such event, any Party or its successors or assigns may, in addition to any other rights and remedies existing in its or their favor, apply to any court of competent jurisdiction for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of the provisions of this Section 8.9 (including, if the court so determines, the extension of the Noncompete Period or the Nonsolicitation Period, as applicable, by a period equal to the length of court proceedings necessary to stop such violation).  Any injunction shall be available without the posting of any bond or other security.  In the event of an alleged breach or violation by any Party or any of their respective Representatives of any of the provisions of this Section 8.9, the Noncompete Period or the Nonsolicitation Period, as applicable will be tolled until such alleged breach or violation is resolved.  The Parties agree that the restrictions contained in this Section 8.9 are reasonable in all respects.

8.10         Access to Books and Records.  After the Closing, Isis will permit AMI and its representatives, and AMI will permit Isis and its representatives, to have reasonable access upon prior notice and at reasonable times, and in a manner so as not to interfere with the normal business operations of the other Party, to all books, records (including Tax records), contracts and documents of or pertaining to Ibis.

8.11         Employee and Related Matters.

(a)   Ibis Employees. All employees of Ibis employed as of the Closing Date (the “Ibis Employees”) shall, as of the Closing, receive compensation and benefits from Abbott that are substantially comparable, in the aggregate, to the compensation and benefits received by other similarly-situated employees of Abbott based on Abbott’s evaluation of the nature and scope of such employee’s duties, principal location where those duties are performed, grade level and performance.  To facilitate Abbott’s obligations to provide such compensation and benefits under this Section 8.11, Isis shall provide AMI promptly, upon AMI’s request, but in any event, no less than [***] prior to the Closing Date (and again on the Closing Date) a true, complete and accurate list of each Ibis Employee, including the date of employment and title or job position of each Ibis Employee, information regarding pay and benefits, including, but not limited to, the total annual salary, wages, bonus or other compensation of each Ibis Employee, and, with respect to any Ibis Employees who are inactive Ibis Employees (as defined in Section 8.11(f)), the date such inactive employee changed from active to inactive status, the reason for such inactive status and, if applicable, the anticipated date of return to active employment.  Ibis Employees shall be employees at will, subject to Abbott’s employment policies and nothing herein shall be construed to limit Abbott’s ability to (a) terminate or alter the employment terms of any Ibis Employee for any reason, including without cause, or (b) modify, amend or terminate any employee benefit plan, policy or arrangement, except that neither Abbott nor AMI nor Ibis may make any material amendment to the terms and provisions of the Permitted Employee Compensation Plan.

(b)   WARN.  Isis covenants and agrees to cause Ibis to comply, if applicable, with all requirements specified under the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”) or any similar or successor federal, state or local law, including the provision of appropriate notice to affected employees with respect to any “employment loss” (as defined in the WARN Act) that occurs on or prior to the Closing Date.  Except as set forth on Schedule 8.11(b), no Ibis Employee has suffered an “employment loss” during the ninety (90)-day period prior to the date hereof.  Isis shall update Schedule 8.11(b) as necessary to reflect all “employment losses” between the date hereof and prior to the Closing Date.

(c)   COBRA.  Isis shall retain responsibility for all liability for any health care continuation coverage or notice requirement under Section 4980B of the Code and Part G of Subtitle B of Title 1 of ERISA with respect to any Plan, including with respect to all former employees of Ibis or the Business, who are former employees thereof as of the Closing.

(d)   Retirement Plans.  Prior to or on the Closing Date, Isis and/or Ibis shall make all matching contributions and a pro-rated portion of any profit sharing contributions that would otherwise be made for the plan year (without regard to any year-end employment requirements) with respect to the Ibis Employees’ contributions to any Plan that is intended to be qualified under Section 401(a) of the Code (the “Isis Retirement Plans”).  Isis shall prior to the Closing: (A) amend each Isis Retirement Plan to cause the account balances or accrued benefits of Ibis Employees to be fully vested as of the Closing Date and (B) amend each Isis Retirement Plan that includes a cash or deferred arrangement under Section 401(k) of the Code to permit Ibis Employees with an outstanding plan loan to roll over such loan to Abbott’s 401(k) plan.  Abbott will cause its 401(k) plan to accept a direct rollover of the Ibis Employees’ 401(k) account balance, including a direct rollover of any outstanding plan loan.

(e)   Payroll Tax Reporting.  Ibis, Isis and AMI agree that payroll reporting of the Ibis Employees will be treated in accordance with the Alternate Procedure set forth in Section 5 of Revenue Procedure 2004-53.

(f)    Retention of Liability.  Isis shall be solely responsible for, and retain all liabilities with respect to and Isis shall retain, bear and discharge all liabilities and obligations with respect to all inactive Ibis Employees until such time as the inactive Ibis Employee returns to active employment with Ibis.  Isis shall be solely responsible for, and retain all liabilities with respect to, all wages, salaries, commissions, bonuses, vacation pay and other compensation payable to any Ibis Employee for all periods through and including the Closing Date.  AMI shall not assume liability for any retention, severance, change-of-control or similar agreements between Isis and any of the Ibis Employees, and Isis shall retain or assume liability for all obligations under any such retention, severance, change-of-control or similar agreements.  For purposes of this Section 8.11, an “inactive Ibis Employee” shall mean any employee of Ibis who, as of the Closing Date, is on any type of leave of absence or who has been otherwise continuously absent from work with Ibis for any reason for longer than five (5) working days, other than for approved paid vacation.

(g)   Full-Time Equivalents.  From and after the date hereof, Isis and Ibis shall cause the number of full-time equivalent employees (not including temporary employees and consultants) of Ibis to be not greater than 70 in the aggregate and to be not less than 56 in the aggregate.

(h)   No Third Party Rights.  Nothing in this Agreement, express or implied, shall create a contract of employment with any Ibis Employee or a third party beneficiary relationship or otherwise amend or create any employee benefit plan of AMI or Ibis or confer any benefit, entitlement, or right upon any person or entity other than the parties hereto or result in AMI or Ibis having any liability under any Plan (other than Ibis’ liability with respect to the Permitted Employee Compensation Plan).

8.12         Consolidated Return.  From and after the date hereof, Isis will file a consolidated Tax Return with respect to itself and Ibis in lieu of separate Tax Returns with respect to income Tax imposed by Chapter 1 of the Code for the Tax year beginning January 1, 2007 through and including the Closing unless the provisions of the Code shall have been amended after the date hereof to disallow the filing of such consolidated Tax Returns.  In the event of an Internal Revenue Service audit of Isis arising out or related to the consolidation of Ibis and Isis in such consolidated Tax Return, Isis will promptly (but in any event within [***]) notify AMI of such audit and allow AMI to participate and advise Ibis and Isis in connection with such audit.

8.13         Isis Intellectual Property License.

(a)   To the extent Isis has not as of the Closing Date granted rights preventing Isis from making any further license grants, Isis hereby grants Ibis a worldwide, fully-paid, royalty free, non-exclusive license (without the right to grant sublicenses, except to purchasers, distributors or resellers of Products to use, sell or resell, the amounts of Products purchased) under the Isis Licensed Intellectual Property to make, have made, import, use (in any field of use, including research performed internally and with collaborators, and in the sale of services), offer for sale, and sell Products.  This license is transferable by Ibis to its Affiliates or to a successor in interest to Ibis without the prior written consent of Isis.

(b)   Additionally, upon Ibis’ request, Isis shall grant Ibis worldwide, fully-paid, royalty free, non-exclusive licenses (without the right to grant sublicenses, except to purchasers, distributors or resellers of Products to use, sell or resell, the amounts of Products purchased) to any [***] make, have made, import, use (in any field of use, including research performed internally and with collaborators, and in the sale of services), offer for sale and sell Products, to the extent Isis has not previously granted rights preventing Isis from granting such licenses to Ibis.  This right to license Isis’ Intellectual Property is transferable by Ibis to its Affiliates or to a successor in interest to Ibis without the prior written consent of Isis.

(c)   Until [***], Isis and its Affiliates shall not license any [***] for use with a [***].

Section 9.              TERMINATION.

9.1           Termination.  AMI or Isis may terminate this Agreement as follows:

(a)   by mutual written consent at any time prior to the Closing;

(b)   by giving written notice to the other at any time prior to Closing if there has been a material misrepresentation or breach on the part of the other Party of the representations, warranties or covenants set forth in this Agreement, which breach cannot be or has not been cured, in all material respects, within [***] after the giving of written notice of such breach to AMI or Isis, as applicable;

(c)   if events have occurred which have made it impossible to satisfy a condition precedent to the terminating Party’s obligations to consummate the transactions contemplated hereby unless such terminating Party’s willful breach of this Agreement has caused the condition to be unsatisfied;

(d)   by giving written notice to the other Party at any time prior to the Closing if the Closing shall not have occurred on or before the date that is [***] from the date hereof or, in the event that the applicable waiting periods (and any extensions thereof) under the HSR Act have not expired or otherwise been terminated (whether as a result of a “second request” or otherwise), the date that is [***] from the date hereof; provided that neither AMI nor Isis shall be entitled to terminate this Agreement pursuant to this Section 9.1(d) if such Party’s willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or before such time.

9.2           Effect of Termination.  In the event of termination of this Agreement by either AMI or Isis as provided in Section 9.1, this Agreement shall forthwith become null and void and there shall be no liability on the part of any Party to any other Party under this Agreement, except that the provisions of Section 1, this Section 9.2, Section 8.3, Section 8.4, Section 8.8, and Section 10 shall continue in full force and effect, except that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to such termination.

Section 10.            MISCELLANEOUS.

10.1         No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

10.2         Entire Agreement.  This Agreement, the Exhibits and Schedules hereto, the Transaction Documents and the other documents delivered pursuant hereto or referred to herein constitute the full and entire understanding and agreement between the Parties with regard to the subject hereof and no party will be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein or therein.  From and after the Closing, the Investment Documents shall terminate and be of no further force or effect except that such termination shall not relieve any Party from liability for any breach of such agreements prior to such termination.

10.3         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided that AMI may (x) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (y) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases AMI nonetheless shall remain responsible for the performance of all of its obligations hereunder), and (z) assign any or all of its rights and interests hereunder in connection with a Change of Control of AMI.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and be enforceable by the Parties and their respective successors, assigns, heirs, executors and administrators.

10.4         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation of a contract and each such party forever waives any such defense.

10.5         Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.6         Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered on a Business Day, if personally delivered or sent by facsimile or other electronic means (subject to confirmation of such delivery), on such Business Day, (ii) when delivered other than on a Business Day, if personally delivered or sent by facsimile or other electronic means (subject to confirmation of such delivery), on the first Business Day after dispatch, (iii) on the Business Day after dispatch, if sent by nationally-recognized overnight courier, and (iv) on the third Business Day following the date of mailing, if sent by mail, in each case, addressed to the intended recipient as set forth below:

If to Ibis, to:

Ibis Biosciences Inc.
1896 Rutherford Road
Carlsbad, CA 92008
Attention: President
Facsimile: (760) 603-4653

If to Isis, to:

Isis Pharmaceuticals, Inc.
1896 Rutherford Road
Carlsbad, CA 92008
Attention: Chief Financial Officer
Facsimile: (760) 603-4650

with a copy to:

1896 Rutherford Road
Carlsbad, CA 92008
Attention: General Counsel
Facsimile: (760) 268-4922

If to AMI:

Abbott Molecular Inc.
c/o Abbott Laboratories
Corporate Transactions and Medical Products Legal Operations
Dept. 322, Bldg. AP6A
100 Abbott Park Road
Abbott Park, IL 60064-6010
Attention: Vice President and Associate General Counsel
Facsimile: (847) 938-1206

with a copy to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Attn: R. Scott Falk, P.C. R. Henry Kleeman
Facsimile: (312) 861-2200

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

10.7         Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

10.8         Alternative Dispute Resolution Procedure.  The Parties recognize that from time to time a dispute may arise relating to a Party’s rights or obligations under this Agreement or the other Transaction Documents. The Parties agree that any such dispute shall be resolved by the Alternative Dispute Resolution (“ADR”) provisions set forth in Exhibit C the result of which shall be binding upon the Parties.

10.9         Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by AMI and Isis.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.10       Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach, default or noncompliance by another party under a Transaction Document or otherwise, will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on any Party’s part of any breach, default or noncompliance under a Transaction Document or otherwise or any waiver on such Party’s part of any provisions or conditions of a Transaction Document, or otherwise must be in writing and will be effective only to the extent specifically set forth in such writing.  All remedies, either under a Transaction Document, Ibis’ Certificate of Incorporation, bylaw, or otherwise afforded to any party, will be cumulative and not alternative.

10.11       Incorporation of Exhibits and Schedules.  The exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.  The Parties acknowledge and agree that (i) the Disclosure Schedules are arranged in sections corresponding to the sections and paragraphs of this Agreement and the disclosures therein qualify the specifically referenced corresponding representations and warranties of the Parties contained in this Agreement, (ii) to the extent this Agreement requires disclosure of any matter, such matter disclosed pursuant to one provision, subprovision, section or subsection of the Disclosure Schedules shall be deemed disclosed only to the extent actually disclosed with respect to the specific provision, subprovision, section or subsection of the Disclosure Schedule that it is actually disclosed pursuant to and (iii) section numbers and titles inserted in the Disclosure Schedules are for convenience of reference only and shall to no extent have the effect of amending or changing the express description of such sections of the Disclosure Schedules as set forth in this Agreement.  Information set forth in each section of the Disclosure Schedules specifically refers to the section of this Agreement to which such information is responsive, and such information shall not be deemed to have been disclosed with respect to any statement made in any other section of this Agreement.  Any capitalized terms used in any Schedule but not otherwise defined therein shall have the meanings ascribed to such terms in this Agreement.

10.12       Construction.  The Parties acknowledge and agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  When the context so requires the word “or” when used herein shall mean “and/or.” All pronouns contained herein, and any variations thereof, will be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the Parties hereto may require.  Other than with respect to Section 3.2, Section 4.1 and the preamble to Section 5.1, the words, “provided to,” “delivered” or “made available” or words of similar import when used in this Agreement to refer to obligations of Isis and/or Ibis to “provide,” “deliver” or “make available” materials to AMI mean “made available in the online dataroom maintained by Isis at ‘[***]’ at least three (3) Business Days prior to the date hereof”.  Unless otherwise provided therein, when used in any Transaction Document or Schedule, “Dollars” or “$” means the lawful currency of the United States of America.

10.13       Remedies.  Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Parties agrees that, subject to Section 10.8 the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to Section 10.8 above), in addition to any other remedy to which they may be entitled, at law or in equity.

10.14       Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties hereto.  The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.15       No Other Compensation.

The Parties hereby agree that the terms of the Transaction Documents fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by Isis or Ibis to AMI or Abbott and by AMI or Abbott to Isis or Ibis in connection with the transactions contemplated herein and therein. Except pursuant to the Permitted Employee Compensation Plan, no Party previously has paid or entered into any other commitment to pay, whether orally or in writing, any employee of any other Party, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transactions contemplated in the Transaction Documents.

*    *    *    *    *

IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement as of the date first above written.

ISIS PHARMACEUTICALS, INC.

By:
Name:
Title:

IBIS BIOSCIENCES, INC.

By:
Name:
Title:

ABBOTT MOLECULAR INC.

By:
Name:
Title:

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

LIST OF EXHIBITS

Exhibit A-	Transition Services Agreement
Exhibit B-	Escrow Agreement
Exhibit C-	Alternative Dispute Resolution Procedures
Exhibit D-	Permitted Employee Compensation Plan
Exhibit E	Press Release

EXHIBIT A

TRANSITION SERVICES AGREEMENT

EXHIBIT B

ESCROW AGREEMENT

EXHIBIT C

ADR PROCEDURE

To begin the ADR process, a Party first must send written notice of the dispute to the other Party for attempted resolution by good faith negotiations between their respective presidents (or their designees) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to “days” in this ADR provision are to calendar days). If the matter has not been resolved within twenty-eight (28) days after the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either Party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1.             To begin an ADR proceeding, a Party shall provide written notice to the other Party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other Party may, by written notice to the Party initiating the ADR, add additional issues to be resolved within the same ADR.

2.             Within twenty-one (21) days following the initiation of the ADR proceeding, the Parties shall select a mutually acceptable independent, impartial and conflicts-free neutral to preside in the resolution of any disputes in this ADR proceeding. If the Parties are unable to agree on a mutually acceptable neutral within such period, each Party will select one independent, impartial and conflicts-free neutral and those two neutrals will select a third independent, impartial and conflicts-free neutral within ten (10) days thereafter.  None of the neutrals selected may be current or former employees, officers or directors of either Party, its Subsidiaries or Affiliates or a current consultant or independent contractor of either Party or its Affiliates.

3.             No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral(s) shall hold a hearing to resolve each of the issues identified by the Parties. The ADR proceeding shall take place at a location agreed upon by the Parties. If the Parties cannot agree, the neutral(s) shall designate a location other than the principal place of business of either Party or any of their Subsidiaries or Affiliates.

4.             At least seven (7) days prior to the hearing, each Party shall submit the following to the other Party and the neutral(s):

(a)           a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the neutral;

(b)           a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(c)           a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue. The Parties agree that neither side shall seek as part of its remedy any punitive damages.

(d)           a brief in support of such Party’s proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5.             The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

(a)           Each Party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each Party has had the five (5) hours to which it is entitled.

(b)           Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the Party conducting the cross-examination.

(c)           The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding Party. The responding Party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

(d)           Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(e)           Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral(s) shall have sole discretion regarding the admissibility of any evidence.

6.             Within seven (7) days following completion of the hearing, each Party may submit to the other Party and the neutral(s) a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7.             The neutral(s) shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue but may adopt one Party’s proposed rulings and remedies on some issues and the other Party’s proposed rulings and remedies on other issues. The neutral(s) shall not issue any written opinion or otherwise explain the basis of the ruling.

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8.             The neutral(s) shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

(a)           If the neutral(s) rule(s) in favor of one Party on all disputed issues in the ADR, the losing Party shall pay 100% of such fees and expenses.

(b)           If the neutral(s) rule(s) in favor of one Party on some issues and the other Party on other issues, the neutral(s) shall issue with the rulings a written determination as to how such fees and expenses shall be allocated among the Parties. The neutral(s) shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9.             The rulings of the neutral(s) and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10.           Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral(s) shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

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EXHIBIT D

PERMITTED EMPLOYEE COMPENSATION PLAN

AMI and Isis will mutually agree on the [***].  The money available for such package, in the aggregate, will be $[***], a portion of which (approximately $[***] assuming normal employee turnover rates) would be [***].  Any funds [***] would be released to [***].

EXHIBIT E

PRESS RELEASE

EXHIBIT B

STOCK SUBSCRIPTION AGREEMENT

AMONG

IBIS BIOSCIENCES, INC.

ISIS PHARMACEUTICALS, INC.

AND

ABBOTT MOLECULAR INC.

[                              ], 2008

STOCK SUBSCRIPTION AGREEMENT

THIS STOCK SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of this [    ] day of [                ], 2008, by and among Isis Pharmaceuticals, Inc., a Delaware corporation (“Isis”), Ibis Biosciences, Inc., a Delaware corporation and majority owned subsidiary of Isis (“Ibis”), and Abbott Molecular, Inc., a Delaware corporation (“AMI”).  Isis, Ibis and AMI are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”

RECITALS

WHEREAS, on January 30, 2008, the Parties entered into a Strategic Alliance Master Agreement (the “Master Agreement”) and certain other Investment Documents, pursuant to which, among other things, AMI acquired the Shares from Ibis;

WHEREAS, in connection with the transactions contemplated by the Investment Documents, Ibis granted a Subscription Right to AMI and AMI acquired the Subscription Right from Ibis on the terms set forth in the Call Option Agreement; and

WHEREAS, on [                  ], 2008, in accordance with the terms and provisions of the Call Option Agreement, AMI has exercised the Subscription Right and desires to acquire the Additional Shares pursuant to the terms hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, and covenants set forth herein and in the Master Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1.         Definitions.

Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Master Agreement.

SECTION 2.         Subsequent Closing; Delivery And Payment.

2.1          Subsequent Closing.  The closing of the sale and purchase of the Additional Shares under this Agreement (the “Subsequent Closing”) will take place at 1:00 p.m. on the date hereof, at the offices of Kirkland & Ellis LLP, 200 E. Randolph Dr. Chicago, IL 60601 or at such other time or place as the Parties may mutually agree (such date is hereinafter referred to as the “Subsequent Closing Date”).

2.2          Delivery.  Subject to and upon the terms and conditions set forth in this Agreement, and in reliance upon the respective representations and warranties made herein by each of the Parties, at the Subsequent Closing:

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(a)           Ibis shall issue, sell, convey, assign, transfer and deliver to AMI a certificate representing the Additional Shares sufficient to vest in AMI legal and beneficial ownership of the Additional Shares, free and clear of all Encumbrances; and

(b)           AMI shall purchase, acquire and accept the Additional Shares from Ibis for $20,000,000, paid to Ibis via wire transfer of immediately available funds to an account designated by Ibis in writing.

SECTION 3.        Representations And Warranties of the Parties.

3.1          Representations and Warranties of Ibis and Isis.  As a material inducement to AMI to enter into this Agreement, except as set forth in the corresponding Section of the Disclosure Schedules delivered to AMI herewith on the date hereof (the “Disclosure Schedules”), Ibis and Isis each hereby jointly and severally represent and warrant as follows:

(a)    Power and Authority.  Each of Ibis and Isis (i) has the power, authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (ii) has taken all necessary action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

(b)    Enforceability.  This Agreement has been duly executed and delivered on behalf of Ibis and Isis and constitutes a legal, valid and binding obligation of each such Party and is enforceable against each such Party in accordance with its terms subject to the effects of bankruptcy, insolvency or other Laws of general application affecting the enforcement of creditor rights.

(c)    Governmental Authority; Consents.  All necessary consents, approvals and authorizations of all Governmental Authorities and other parties required to be obtained by Ibis and Isis in connection with the execution and delivery of this Agreement and the performance of their obligations hereunder have been obtained.

(d)    No Conflicts.  The execution and delivery of this Agreement by each of Ibis and Isis and the performance of each such Party’s obligations hereunder, with or without the passage of time or giving of notice, (i) do not and will not conflict with or violate any requirement of Applicable Law or any provision of the certificate of incorporation, bylaws or any similar instrument of such Party, as applicable, (ii) do not and will not require any notice, conflict with, violate, or breach or constitute a default or require any consent or give rise to any termination or acceleration right or the creation of any Encumbrance on the Additional Shares or any of the properties or assets of Ibis under, any contractual obligation by which such Party is bound or subject to and (iii) do not and will not cause the suspension, revocation, impairment, forfeiture or nonrenewal of any License applicable to Ibis, the Business or any of Ibis’ operations, assets or properties.

(e)    Due Organization; Qualification.  Each of Ibis and Isis is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement.  Except as would not reasonably be expected to have a Material Adverse Effect, Ibis has obtained and currently maintains all qualifications to do business as a foreign corporation in all jurisdictions in which

2

the character of the Business requires it to be so qualified.  Ibis has all requisite power and authority and all authorizations and Licenses necessary to own, operate or conduct the Business.

(f)    Capitalization; Voting Rights.

(i)          The authorized Capital Stock of Ibis consists of 1,228,501 shares of Common Stock, par value $0.001 per share, 1,114,251 shares of which are issued and outstanding and 1,000,000 of which are held by Isis (the “Remaining Shares”) and 114,251 of which are held by AMI.

(ii)         The issued and outstanding Capital Stock of Ibis as of the Subsequent Closing will consist exclusively of the Shares, the Additional Shares and the Remaining Shares.  Except as set forth in the Investor Rights Agreement, Ibis does not have any obligations to issue or redeem any shares of Capital Stock, other than with respect to the Additional Shares and Ibis has not issued any Capital Stock other than the Shares and the Remaining Shares.  No Capital Stock issued by Ibis is listed on any stock exchange or unregulated market.  Other than the Investment Documents, there are no agreements with Isis or Ibis or any other Person with respect to the voting or Transfer of the Capital Stock.

(iii)       The Additional Shares are: (A) duly authorized, validly issued, fully paid and nonassessable; (B) issued in compliance with all applicable state and federal Laws concerning the issuance of Capital Stock; and (C) free and clear of all Encumbrances other than the rights and obligations set forth in the Investor Rights Agreement; provided, that the Additional Shares may be subject to restrictions on Transfer set forth in the Investor Rights Agreement and under state and/or federal securities Laws as set forth herein or as otherwise required by such Laws at the time a Transfer is proposed.

(iv)        Neither the sale of the Additional Shares to AMI hereunder nor the sale of the Remaining Shares to AMI under the Acquisition Agreement is subject to any preemptive rights, rights of first refusal or similar rights.

(g)   Compliance with Other Instruments.  Neither Ibis nor, with respect to the Business, Isis is in violation or default of any term of its charter documents, each as amended, or of any provision of any Contract to which it is party or by which the Business is bound or of any judgment, decree, order or writ.

(h)   Financial Statements.  Schedule 3.1(t) attached hereto contains the following financial statements (collectively the “Financial Statements”): [(i) the profit and loss statement for Ibis for the fiscal year ended December 31, 2007, (ii) the profit and loss statement for Ibis and the related balance sheet (the “Most Recent Balance Sheet”) for the [three] month period ended [March 31, 2008].(1)  The Financial Statements have been prepared in accordance with GAAP throughout the periods covered thereby, present fairly in all material respects the financial condition of Ibis or the Division (as the case may be) as of such dates and the results of operations of Ibis or the Division (as the case may be) for such periods, and are materially

(1) The most recent financial statements available upon exercise of the Subscription Rights will be referenced in this Section.

3

correct and complete and consistent with the books and records of Ibis (which books and records are materially correct and complete).

(i)    Customers and Suppliers. Schedule 3.1(z) accurately sets forth a list of the Business’ top ten customers by revenue for the fiscal year ended December 31, 2007 and the [three] month period ended [March 31, 2008].  Except as set forth on Schedule 3.1(z), neither Isis nor Ibis has received any indication from any material customer of the Business or any Governmental Authority to the effect that, and neither Isis nor Ibis has any reason to believe that, such customer or Governmental Authority will in the future stop, or materially decrease the rate of buying products or services from the Business.  Schedule 3.1(z) also accurately sets forth a list of the Business’ top ten suppliers by dollar amount for the fiscal year ended December 31, 2007 and the [three] month period ended [March 31, 2008].(2)  Except as set forth on Schedule 3.1(z), neither Isis nor Ibis has received any indication from any material supplier of the Business to the effect that, and neither Isis nor Ibis has any reason to believe that, such supplier will stop or materially decrease the rate of providing products or services to the Business and its customers.  Neither Isis nor Ibis is involved in any material dispute with any customer or supplier of or to the Business.

(j)    No Material Adverse Effect.  Since the Financing Closing, there has been no Material Adverse Effect.

(k)   Master Agreement. The representations and warranties made by Isis and Ibis in the Master Agreement are true and correct as of the date hereof, except that the representations and warranties in Sections 3.1(t) and 3.1(z) of the Master Agreement are true and correct as restated as set forth in Sections 3.1(h) and 3.1(i), respectively, above.  Ibis and Isis have complied with and performed the covenants and agreements set forth in the Investment Documents in all material respects as of the date hereof.

(l)    Offering Valid.  Assuming the accuracy of the representations and warranties of AMI contained in Section 3.2 hereof, the offer, sale and issuance of the Additional Shares is exempt from the registration requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws.  Neither Ibis nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Additional Shares to any Person or Persons so as to bring the sale of such Additional Shares by Ibis within the registration provisions of the Securities Act or any state securities Laws.

3.2          Representations And Warranties of AMI. AMI hereby represents and warrants to Ibis and Isis as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of Ibis and Isis set forth in this Agreement):

(a)   Power and Authority.  AMI has the power, authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and it has taken all

(2) Data for the period reflected in the most recent financial statements available upon exercise of the Subscription Rights will be referenced in this Section.

4

necessary action required to authorize the execution and delivery of such agreement and the performance of its obligations hereunder.

(b)   Enforceability. This Agreement has been duly executed and delivered on behalf of AMI and constitutes its legal, valid and binding obligation and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other Laws of general application affecting the enforcement of creditor rights.

(c)   Governmental Authority; Consents.  All necessary consents, approvals and authorizations of all Governmental Authorities and other parties required to be obtained by AMI in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

(d)   No Conflicts.  The execution and delivery of this Agreement by AMI and the performance of its obligations hereunder and thereunder (i) do not conflict with or violate any requirement of Applicable Law or any provision of its certificate of incorporation or bylaws and (ii) do not require any notice, conflict with, violate, or breach or constitute a default or require any consent not already obtained or give rise to any termination or acceleration right under, any contractual obligation by which such Party is bound.

(e)   Due Organization; Qualification.  AMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder.

(f)    Investment Representations.  AMI understands that the Additional Shares have not been registered under the Securities Act.  AMI also understands that the Additional Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon AMI’s representations contained in this Agreement.  AMI hereby represents and warrants as follows:

(i)            AMI Bears Economic Risk.  AMI may be required to bear the economic risk of its investment in the Additional Shares indefinitely unless the Additional Shares are registered pursuant to the Securities Act, or an exemption from registration is available.  AMI understands that Ibis has no present intention of registering the Additional Shares or any shares of its Capital Stock.  AMI also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow AMI to Transfer all or any portion of the Additional Shares under the circumstances, in the amounts or at the times AMI might propose.

(ii)           Acquisition for Own Account.  AMI is acquiring the Additional Shares for AMI’s own account for investment only, and not with a view towards their distribution.

(iii)         Accredited Investor.  AMI represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

5

(iv)          Ibis Information.  Ibis and Isis have given AMI an opportunity to discuss Ibis’ business, management and financial affairs with directors, officers and management of Ibis and AMI has had an opportunity to review Ibis’ operations and facilities.

(v)            Rule 144.  AMI acknowledges and agrees that the Additional Shares, are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  AMI has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Ibis, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(g)   Transfer Restrictions.  AMI acknowledges and agrees that the Additional Shares are subject to restrictions on Transfer as set forth in the Investor Rights Agreement.

(h)   Legends.  AMI understands and agrees that the certificates evidencing the Additional Shares, or any other Capital Stock issued in respect of the Additional Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, will bear the legends required by the Investor Rights Agreement, including legends relating to restrictions on Transfer under federal and state securities Laws and legends required under applicable state securities Laws.

(i)    Master Agreement. AMI has complied with and performed the covenants and agreements set forth in the Investment Documents in all material respects as of the date hereof.

SECTION 4.         Indemnification.

4.1          The representations and warranties of Ibis and Isis set forth in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.1(e), 3.1(f) and 3.1(g), above and each Fundamental Isis Representation set forth in the Master Agreement as restated on the date hereof shall also be ‘Fundamental Isis Representations’ under the Master Agreement.

4.2          The representations and warranties of AMI set forth in Sections 3.2(a), 3.2(b), 3.2(c) and 3.2(d), above and each Fundamental AMI Representation set forth in the Master Agreement as restated on the date hereof shall also be ‘Fundamental AMI Representations’ under the Master Agreement.

4.3          The representations, warranties, covenants and agreements of the Parties set forth in this Agreement shall be subject to Sections 5.8, 7.1 and 7.2 of the Master Agreement.

SECTION 5.         Miscellaneous. Section 8 of the Master Agreement is incorporated herein by reference.

6

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

7

IN WITNESS WHEREOF, the parties hereto have executed this STOCK SUBSCRIPTION AGREEMENT as of the date set forth in the first paragraph hereof.

ISIS PHARMACEUTICALS, INC.

Signature:

Print Name:

Title:

Address:

IBIS BIOSCIENCES, INC.

Signature:

Print Name:

Title:

Address:

ABBOTT MOLECULAR INC.

Signature:

Print Name:

Title:

Address:

Signature Page TO Stock Subscription Agreement

EXHIBIT C

[***] MILESTONE AND VALUE ACCRETION MILESTONES

[***]

C-1

EXHIBIT D

OPTION NOTICE

Reference is made to that certain Call Option Agreement (the “Agreement”) dated as of January 30, 2008 by and among Isis Pharmaceuticals, Inc., a Delaware corporation (“Isis”), Ibis Biosciences, Inc., a Delaware corporation, and Abbott Molecular Inc., a Delaware corporation (“AMI”).  Capitalized terms used but not defined herein have the meanings given to such terms in the Agreement.

AMI hereby notifies Isis that AMI is exercising its Call Option pursuant to the Agreement as of this        date of                   , 200    .

1.     The Base Purchase Price, per the Agreement is [One Hundred Seventy Five Million and No/100 Dollars ($175,000,000.00)// One Hundred Ninety Five Million and No/100 Dollars ($195,000,000.00)].

2.     AMI in its good faith judgment has determined that the [***] Milestone has not been reached as of the date hereof and the Transaction Value is therefore [One Hundred Seventy Five Million and No/100 Dollars ($175,000,000.00)// One Hundred Ninety Five Million and No/100 Dollars ($195,000,000.00)].

OR

2.     AMI in its good faith judgment has determined that the [***] Milestone has been reached as of the date hereof and:

(i)            AMI in its good faith judgment has determined that the [***] Milestone has//has not been reached as of the date hereof;

(ii)           AMI in its good faith judgment has determined that the [***] Milestone has//has not been reached as of the date hereof; and

(iii)          AMI in its good faith judgment has determined that the [***] Milestone has//has not been reached as of the date hereof and, therefore, the Transaction Value is as follows:

Base Purchase Price	$175,000,000.00// $195,000,000.00
[[***] Milestone Adjustment	$	[***]]
[[***] Milestone Adjustment	$	[***]]
[[***] Milestone Adjustment]	$	[***]]
Transaction Value	$	[ ]

The Transaction Value is $[                ].  Pursuant to Section 3.1 of the Agreement, AMI hereby instructs Isis to execute and return the Acquisition Agreement to AMI via facsimile in accordance with the provisions of Section 4.2 of the Agreement upon receipt of this Option Notice.

AMI represents and warrants to Isis that AMI has obtained the consent of its Board of Directors to exercise the Call Option and to execute the Acquisition Agreement based upon the most recent Disclosure Schedules delivered by Isis to AMI.

ABBOTT MOLECULAR INC.

By:
Name:
Title:

D-1